EXHIBIT 4.1

EQT CORPORATION

EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2015)

EQT CORPORATION EMPLOYEE

SAVINGS PLAN

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1.30	“ERISA”	11
1.31	“Former S&P Plan Participant”	12
1.32	“Highly Compensated Employee”	12
1.33	“Hour of Service”	13
1.34	“Inactive Participant”	13
1.35	“Matching Contributions”	13
1.36	“Matching Contribution Account”	13
1.37	“Non-Highly Compensated Employee”	13
1.38	“Normal Retirement Age”	13
1.39	“Normal Retirement Date”	14
1.40	“Participant”	14
1.41	“Pension Rollover Account”	14
1.42	“Pension Rollover Amounts”	14
1.43	“Period of Service”	15
1.44	“Plan”	16
1.45	“Plan Manager”	16
1.46	“Plan Year”	17
1.47	“PNG Purchase Agreement”	17
1.48	“Related and Affiliated Entities”	17
1.49	“Retirement”	17
1.50	“Retirement Contributions”	17
1.51	“Retirement Contribution Account”	17
1.52	“S&P Plan”	17
1.53	“Severance from Service Date”	17
1.54	“Special Contributions”	18
1.55	“Special Contribution Account”	18
1.56	“Spouse” or “spouse”	18
1.57	“Standard Rollover Contributions”	19
1.58	“Standard Rollover Contribution Account”	19
1.59	“Total and Permanent Disability”	19
1.60	“Trust”	19
1.61	“Trust Agreement”	19
1.62	“Trustee”	20
1.63	“Valuation Date”	20
1.64	“Year of Continuous Service”	20

ARTICLE II - ADMINISTRATION		21

2.1	Named Fiduciaries	21
2.2	Allocations and Delegations of Fiduciary Responsibility	21
2.3	Powers and Duties	23
2.4	Discharge of Duties	26
2.5	Procedure	27
2.6	Establishment of Rules	27
2.7	Limitation of Liability	27
2.8	Compensation and Insurance	27
2.9	Removal and Resignation	28
2.10	Claims Procedure	29
2.11	Special Rules for Claims Involving Disability Determinations	32
2.12	Coordination between the BAC and the BIC	35

ARTICLE III - PARTICIPATION		36

3.1	Eligibility for Participation	36
3.2	Termination of Participation	37
3.3	Reemployment of a Prior Participant	37
3.4	Changes in Employment Status	37

ARTICLE IV - CONTRIBUTIONS		39

4.1	Employer Contributions	39
4.2	Matching Contributions and Retirement Contributions	39
4.3	Contract Contributions and Catch-Up Contributions	40
4.4	Participant’s Account	45
4.5	Standard Rollover Contributions	47
4.6	Maximum Contributions	48

ARTICLE V - INVESTMENT AND VALUATION OF ACCOUNTS		50

5.1	Investment Options	50
5.2	Other Options	50
5.3	Investment Elections	51
5.4	Participant’s Risk	52
5.5	Limitations on Investments	53
5.6	Prohibited Transactions	53
5.7	Valuation of Investment Funds	54
5.8	Valuation and Adjustment of Accounts	54

5.9	Temporary Suspension of Certain Plan Activities in Connection with a Change in Investment Options or Service Providers	54
5.10	Participant Revenue Credits	55

ARTICLE VI - VOTING		57

6.1	Right to Vote	57
6.2	Voting	57

ARTICLE VII - LOANS		59

7.1	Granting of Loans	59
7.2	General Limitations	59
7.3	Specific Limitations	63

ARTICLE VIII - VESTING		66

8.1	Vesting as to Contract Contributions and Catch-Up Contributions	66
8.2	Vesting as to Matching Contributions and Retirement Contributions	66
8.3	Vesting as to After-Tax Contributions, Special Contributions, Employer Discretionary Contributions, Standard Rollover Contributions, ESOP Dividends, Pension Rollover Accounts and Carnegie Plan Accounts	68
8.4	Vesting as to Amounts Transferred from the S&P Plan	69

ARTICLE IX - BENEFITS		70

9.1	Distribution on Account of Retirement	70
9.2	Death	70
9.3	Disability	70
9.4	Termination of Employment	71
9.5	Distribution Upon Attainment of Age 59½	71
9.6	Distribution	72
9.7	Method of Payment	73
9.8	Medium of Payment	74
9.9	Facility of Payment	75
9.10	Hardship Distribution	75
9.11	Mandatory Distributions Required by Law	77
9.12	Direct Rollover	85
9.13	Special Distribution Provisions for Former Participants of the Carnegie Plan	87
9.14	Determination of Vested Portion of Matching Contributions and Retirement Contributions	90
9.15	In-Service Distribution of After-Tax Contributions and Related Matching Contributions	90

ARTICLE X - TRUST AND TRUSTEE		92

10.1	Trust	92
10.2	Removal or Resignation	92

ARTICLE XI - AMENDMENT, TERMINATION AND MERGER		93

11.1	Amendment	93
11.2	Failure to Qualify	94
11.3	Discontinuance of Contributions and Termination of the Plan	94
11.4	Vesting and Distribution Upon Discontinuance of Contributions or Termination of the Plan	95
11.5	Merger	96

ARTICLE XII - MISCELLANEOUS		97

12.1	Participant’s Rights	97
12.2	Spendthrift Clause	97
12.3	Unclaimed Amounts	98
12.4	Judicial or Administrative Proceedings	99
12.5	Power to Interplead	100
12.6	Limitation of Benefit	100
12.7	Construction of the Plan	100
12.8	Liability of Officers and Directors	101
12.9	Use of Electronic Media	101
12.10	Timing of Notices, Elections, Consents and Other Actions	101
12.11	Rights of Reemployed Veterans	101
12.12	Payment of Expenses	102
12.13	Limitation of Time to Commence Legal Action	103

ARTICLE XIII - TOP HEAVY PROVISIONS		104

13.1	Effect of a Determination of Top-Heaviness	104
13.2	Definitions	105
13.3	Special Rules	108

ARTICLE XIV - ADDITIONAL LIMITATIONS ON CONTRIBUTIONS		110

14.1	In General	110
14.2	Definitions and Rules	110
14.3	Actual Deferral Percentage Test	113
14.4	Actual Contribution Percentage Test	113
14.5	Order of Testing	114

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14.6	Discretionary Remedial Procedure To Prevent Excess Contract Contribution Amounts, Excess Deferral Percentages or Excess Contribution Percentages	114
14.7	Year-End Correction of Excess Contract Contribution Amounts, Excess Contribution Percentages and Excess Deferral Percentages	114

ARTICLE XV - ADJUSTMENT UPON THE OCCURRENCE OF A CHANGE OF CONTROL EVENT		120

15.1	Provision Effective Upon a Change of Control	120
15.2	Definition of a “Change of Control”	120

ARTICLE XVI - EMPLOYEE STOCK OWNERSHIP PLAN		124

16.1	Establishment of ESOP	124
16.2	Definitions	124
16.3	ESOP Account	125
16.4	Nondiscrimination Test	126
16.5	ESOP Contributions	127
16.6	Investment Directions	127
16.7	Vesting	127
16.8	Payment of Dividends	128
16.9	Voting and Tender of ESOP Stock	129
16.10	Right to Receive a Distribution of Stock	129
16.11	Commencement of Distributions	129
16.12	Share Legend	129
16.13	Diversification	130

APPENDIX A		131

Exhibit 5.3		136

EQT CORPORATION

EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2015)

W I T N E S S E T H :

WHEREAS, EQT Corporation (as more fully defined in Section 1.15, the “Company”) established the EQT Corporation Employee Savings Plan (f/k/a the Equitable Resources, Inc. Employee Savings Plan) (as more fully defined in Section 1.44, the “Plan”), effective as of September 1, 1985; and

WHEREAS, the Plan is intended to constitute a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (as more fully defined in Section 1.14, the “Code”), and the trust which forms a part hereof is intended to be tax-exempt under Code Section 501(a) and is intended to constitute the sole source of benefits for Participants and their Beneficiaries; and

WHEREAS, favorable determination letters were received from the Internal Revenue Service with respect to the Plan as originally adopted and from time to time thereafter, most recently, with such a letter dated as of October 31, 2011; and

WHEREAS, the Company has amended and restated the Plan from time to time prior to the date hereof, as more fully described in Appendix A; and

WHEREAS, the Company again desires to amend and restate the Plan, effective as of January 1, 2015 to update relevant administrative and legal portions of the Plan, among other things, in order: to have a full, comprehensive Plan document for use in an Internal Revenue Service filing for an updated determination letter; to streamline and add further clarity to various operational features of the Plan; and, to reflect that there are no longer any active, union-represented employees participating in the Plan; and

WHEREAS, the Plan as amended and restated herein is intended to apply only to employees whose employment terminates on or after January 1, 2015, and the rights of employees whose employment terminated before that date continue to be determined under the terms and conditions of the Plan in effect at the time of such termination, unless expressly provided otherwise herein; and

NOW, THEREFORE, in order to accomplish the aforementioned intentions and intending to be legally bound, the Company, as sponsor, hereby amends and restates the Plan in its entirety, generally effective as of January 1, 2015, as set forth hereinafter; provided, however, that in the event it is finally determined that this Plan as amended and restated does not qualify under Code Section 401(a), this amendment and restatement shall be of no force or effect, and the rights of all affected persons shall be determined as if the amendment and restatement had never been adopted.

ARTICLE I - DEFINITIONS

The following words and phrases as used herein shall have the following meanings unless a different meaning is clearly required or indicated by the context:

1.1          “Account” means the account established pursuant to Section 4.4 (or, as applicable, the corresponding provisions of the S&P Plan for participant accounts transferred into the Plan) in the name of a Participant in the books and records of the Plan to which all allocations under the Plan applicable to the rights of such Participant are made and in which such Participant’s interest in the investment options under the Plan are held.  Participant accounts under the S&P Plan transferred to the Plan retained the same sources of contribution as they had under S&P Plan.

1.2          “Accrued Benefit” means the balance to the credit of a Participant’s individual Account, including (except as provided in Section 11.4 herein) the value of any Standard Rollover Contribution Account and/or Pension Rollover Account, determined as of the Valuation Date coincident with or immediately preceding the date of determination.

1.3          “After-Tax Contributions” means those after-tax contributions made by the Employer from (i) December 30, 2006 through December 29, 2009 for Participants, excluding Former S&P Plan Participants, and (ii) January 1, 2007 through December 31, 2009 for Former S&P Plan Participants, pursuant to an Enrollment Form in consideration of such Participant’s agreement under the Plan or the S&P Plan, as applicable, to take a reduction in salary on an after-tax basis.

1.4          “After-Tax Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.5          “BAC” means the Benefits Administration Committee of the Company as it may from time to time be constituted.

1.6          “Beneficiary” means, if the Participant was legally married on the date of his death, the surviving spouse of such Participant, or such other person, legal or natural, that the Participant designated in writing on a form transmitted to the Plan Manager prior to the Participant’s death; provided that such written designation contains: (1) the consent of the then spouse of the Participant to such designation; (2) the spouse’s acknowledgment of the effect of such designation (loss of benefit); (3) the spouse’s acknowledgment of the identity of the non-spouse Beneficiary; and (4) the notarized signature of the spouse.  Notwithstanding the preceding sentence, a spouse’s consent shall not be required if it is established to the satisfaction of the Plan Manager that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be recognized under applicable law.  The Participant may revoke (in writing on a form transmitted to the Plan Manager prior to the Participant’s death) any previous Beneficiary designation naming a Beneficiary other than his surviving spouse at any time prior to the Participant’s death or the commencement of benefits hereunder, and his spouse again shall be deemed to be his designated Beneficiary unless the Participant obtains the spouse’s consent again and follows the above rules.  The spouse’s consent applies only to the signatory spouse and shall bind no other spouse.  In the event that the Participant has a new spouse, the new spouse will be deemed to be the Beneficiary unless the new spouse consents to the designation of another Beneficiary in accordance with the above rules.

If the Participant is not legally married on his date of death, “Beneficiary” shall mean such person, legal or natural, designated in writing by the Participant on a form transmitted to the Plan Manager prior to the Participant’s death.  The Participant may revoke (in writing on a form transmitted to the Plan Manager prior to the Participant’s death) any previous Beneficiary designation at any time prior to the Participant’s death or the commencement of benefits hereunder.

In the event that there exists no valid Beneficiary designation as of the Participant’s death, any benefits payable hereunder which arise by reason of the Participant’s death shall be paid to the Participant’s spouse, or if the Participant is not married then to his estate.

The term “Beneficiary” shall also include a recipient last designated in writing on a form submitted to the Plan Manager by a person who is receiving or entitled to receive benefits under the Plan by reason of the Participant’s death but dies prior to receipt of the total amount of the Participant’s interest in the Plan.

A person who is receiving or entitled to receive benefits under the Plan pursuant to a qualified domestic relations order (as defined in ERISA Section 206(d) and Code Section 414(p)) shall be permitted to designate a Beneficiary, in writing, on a form submitted to the Plan Manager, and in accordance with the same rules regarding Beneficiary designations that are otherwise applicable to Participants under the Plan.

Each Beneficiary designation may also include an election under Section 9.7 regarding the form in which benefits are to be paid to such Beneficiary.  A Participant or recipient may from time to time, and at any time prior to death or distribution of the Accrued Benefit hereunder, change the Beneficiary designation and/or form of payment, subject to the conditions set forth herein.  All Beneficiary designations and form of payment elections shall be held on file by the Plan Manager and shall remain binding until changed by the Participant.

1.7          “BIC” means the Benefits Investment Committee of the Company as it may from time to time be constituted.

1.8          “Board” means the Board of Directors of EQT Corporation as it may from time to time be constituted, or its delegate.  However, where a subsidiary or related entity is required to act (i.e., where they elect to participate herein), the term “Board” shall also mean the governing body of that entity.

1.9          “Break in Service” means the twelve (12)-month period beginning on a Severance from Service Date and ending on the day immediately preceding the first anniversary of such Severance from Service Date during which an Employee does not complete one (1) Hour of Service.

(a)           An Employee will not incur a Break in Service on account  of an absence related to military service provided the Employee returns to work with the Employer within the time prescribed by law.

(b)           Also, solely for purposes of determining whether a Break in Service has occurred, if an Employee who is absent from active employment (i.e., not physically present) would have a Break in Service as a result of such absence and such absence is solely because of the Employee’s pregnancy, the birth of a child of the Employee, the placement of a child with the Employee in connection with the Employee’s adoption of such child, or for purposes of caring for such child for a period immediately following such birth or placement (hereinafter referred to as “Parental Leave”), the Severance from Service Date will be deemed to have occurred on the first anniversary of the date the Severance from Service Date would have otherwise occurred as provided in  Section 1.53 but for this paragraph.  However, for purposes of determining the Employee’s

Period of Service, the Severance from Service Date shall be determined under Section 1.53 without regard to the provisions of this Section addressing Parental Leave.

(c)           Notwithstanding anything to the contrary herein, absences for purposes which, under the Family and Medical Leave Act of 1993 or other applicable law not preempted by ERISA, give a Participant the right to retain previously earned Years of Continuous Service, shall not cause a Break in Service to the extent necessary for such Years of Continuous Service to be retained.

1.10        “Carnegie Plan” means the Carnegie Natural Gas Wage Retirement Savings Plan.

1.11        “Carnegie Plan Account” means the account by that name established for certain Participants pursuant to Section 4.4.

1.12        “Catch-Up Contributions” means those special salary reduction contributions described in Section 4.3(e).

1.13        “Catch-Up Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.14        “Code” means the Internal Revenue Code of 1986, as amended.

1.15        “Company” means EQT Corporation and any successors in interest thereto.

1.16        “Company Stock” means the common stock of EQT Corporation and any successor in interest thereto, which is intended to be “employer securities” within the meaning of Code Section 409(l) and “qualifying employer securities” under the meaning of ERISA Section 407(d)(5).

1.17        “Compensation” means the base pay or salary established by an Employer for the services of an Employee, including overtime, merit salary increases, and payments in lieu of vacation paid during a Plan Year.  “Compensation” shall include any Contract Contributions under this Plan, any other amounts not includible in federal gross income that are attributable to contributions to a cafeteria plan (as defined in Code Section 125) or a qualified transportation benefit plan (as defined in Code Section 132(f)), and any amounts received as differential pay (as defined in Code Section 3401(h)(2)) paid to individuals who perform qualified military service (as defined in Code Section 414(u)(5)).

“Compensation” shall exclude all other forms of compensation, including, by way of illustration and not limitation, bonuses, severance payments, all non-regular payments, payments to health, retirement, unemployment, death, disability, or any other similar plan generally classified as a welfare or pension plan, any special purpose payments such as car or expense allowances, moving expenses, educational payments, and any other payments held to be non-basic unless established under rules implemented by the BAC.

Notwithstanding any provision in the Plan to the contrary, in no event shall the amount of Compensation considered under the Plan exceed the annual limitation permitted under Code Section 401(a)(17)(A) ($265,000 for the calendar year commencing on January 1, 2015), as adjusted for the applicable Plan Year for increases in the cost-of- living as provided under Code Section 401(a)(17)(B).

For purposes of Section 3.2 regarding termination of participation in the Plan, Compensation earned prior to the Severance from Service Date will be used to determine the amount of any Employer Contributions.

1.18        “Contract Contributions” means those contributions made by the Employer pursuant to (i) an Enrollment Form in consideration of a Participant’s agreement to take a reduction in salary in accordance with Section 4.3(a) or (ii) effective on and after January 1, 2014, the automatic enrollment of eligible Employees in accordance with Section 4.3(g).

1.19        “Contract Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.20        “Controlled Group” means the Company and any subsidiary or affiliate thereof which is a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group (as defined in Code Sections 414(b), (c), and (m) , respectively), or which must be aggregated pursuant to Code Section 414(o) and the regulations thereunder, except that, for purposes of Code Section 415, the modification provided for in Code Section 415(h) shall be taken into account.

1.21        “Effective Date” means the general effective date of this amended and restated Plan; namely, January 1, 2015.

1.22        “Employee” means a common law employee of the Employer who performs compensated services for the Employer as such, and is carried on the Employer’s payroll records either as a full-time regular employee or as an employee who is in a job classification designated on the payroll records as “Part-Time 1” (as determined by the BAC based upon its own internal rules and procedures).  It is expressly intended that any person not carried on the Employer’s payroll records as a common law employee shall be excluded from the definition of Employee regardless of whether such person’s employment status is recharacterized by any court or government agency.  Where the term “employee” is not capitalized, it shall mean a common law employee of any member of the Controlled Group, except as when used in the term “leased employee.”

“Employee” shall include “leased employees” within the meaning of Code Section 414(n)(2).  Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Controlled Group’s non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” shall not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).  Anything in this definition to the contrary notwithstanding, no leased employee shall be eligible to participate in this Plan in any manner whatsoever unless the Board otherwise authorizes such participation.

The term “leased employee”, as defined in Code Section 414(n)(2), shall mean any person who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or any related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the recipient of such services.

1.23        “Employer” means the Company or any Related and Affiliated Entity.  Effective as of the Closing Date (as defined in the PNG Purchase Agreement), each of Equitable Gas Company, LLC and Equitable Homeworks, LLC ceased to be an Employer for all purposes under the Plan; provided, however, that Participants employed by such employers on such date shall be treated in a manner consistent with Section 3.2.

1.24        “Employer Contribution” means any and all of the following contributions that may be made for an Employee under the Plan: (i) Contract

Contributions, (ii) Matching Contributions, (iii) Catch-Up Contributions, (iv) Retirement Contributions, (v) After-Tax Contributions, (vi) Special Contributions, (vii) Employer Discretionary Contributions and (viii) ESOP Contributions.

1.25        “Employer Discretionary Contributions” means the “Employer Discretionary Contributions” made to certain Employees under the Plan prior to January 1, 1993.

1.26        “Employer Discretionary Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.27        “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service.

1.28        “Enrollment Form” means the form, referred to in Section 4.3(b), which is delivered by an Employee in an electronic format satisfactory to the Plan Manager, to effect the Employee’s agreement to take a salary reduction pursuant to Section 4.3.  Such form shall set forth the amount of reduction that is contractually agreed to by the Employee, the investment option(s) selected by the Employee upon becoming a Participant from those available under the Plan, and such other information as may be required by the Plan Manager.

1.29        “Entry Date” means the first day of a pay period.

1.30        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.31        “Former S&P Plan Participant” means an individual who, as of December 31, 2012, had an account established in his name under the S&P Plan or had an accrued benefit under the S&P Plan.

1.32        “Highly Compensated Employee” means any Employee who performs service for any member of the Controlled Group during the Determination Year and who (i) during the Determination Year or the Look-Back Year (each as defined below) was a five percent (5%) owner (as defined in Code Section 416(i)(1)) of a member of the Controlled Group, or (ii) during the Look-Back Year, received compensation from the Controlled Group in excess of the dollar amount specified under Code Section 414(q), as adjusted.  The term “compensation” for purposes of this Section shall be compensation as defined under Treas. Reg. Section 1.415(c)-2(d)(4) (i.e., Box 1 of Form W-2), increased by elective deferrals and other amounts that are not includible in federal gross income under Code Sections 125, 402(e)(3), 402(h), and 132(f)(4).  Compensation shall also include any amounts received as differential pay (as defined in Code Section 3401(h)(2)) paid to individuals in qualified military service (as defined in Code Section 414(u)(5)).  For purposes of this Section, the “Determination Year” shall be the Plan Year, and the “Look-Back Year” shall be the twelve (12)-month period immediately preceding the Determination Year.  The determination of who is a Highly Compensated Employee and the total compensation that is considered will be made in accordance with Code Section 414(q) and the regulations thereunder.

To the extent required by applicable law, a Highly Compensated Employee shall also include a highly compensated former employee, who is any employee who separated from service (or was deemed to have separated from service) prior to the Determination Year, performed no service for any member of the Controlled Group during the Determination Year, and was a Highly Compensated Employee for either the separation year or any Determination Year ending on or after such Employee’s fifty-fifth (55th) birthday.

1.33        “Hour of Service” means each hour for which an Employee is paid, or entitled to payment, by a member of the Controlled Group for the performance of service for the Controlled Group.  Unless previously credited, Hours of Service shall include hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Controlled Group.  Hours of Service shall be credited in accordance with Department of Labor Regulation Sections 2530.200b-2(b), (c), and (d), which regulations are incorporated herein by reference.  Hours of Service shall be credited for any individual who is considered a leased employee, within the meaning of Section 1.22, for purposes of this Plan under Code Section 414(n)(2).

1.34        “Inactive Participant” means an individual who is an employee (but who is no longer an “Employee” as defined above) or former employee who has an Accrued Benefit under the Plan.

1.35        “Matching Contributions” means those matching contributions made by the Employer as described in Section 4.2(a).

1.36        “Matching Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.37        “Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee.

1.38        “Normal Retirement Age” means age sixty-five (65).

1.39        “Normal Retirement Date” means the first day of the calendar month in which the Participant attains age sixty-five (65).  An Employee who continues in the employ of the Employer after his Normal Retirement Date shall continue to participate in the Plan on and after his Normal Retirement Date.

1.40        “Participant” means an individual with an Account under the Plan, including (i) Former S&P Plan Participants and (ii) individuals who have Accounts established in their name under this Plan as a result of having been participants in any of the tax-qualified retirement plans identified in Appendix A from which this Plan received transferred assets.

1.41        “Pension Rollover Account” means the account by that name established for Participants pursuant to Section 4.4.

1.42        “Pension Rollover Amounts” means the account balance of a Participant who was a participant in a “Prior DBP Plan” (as defined below) associated with the Company that was terminated and under which such Participant was eligible to elect, and so elected, to transfer to this Plan (or to the S&P Plan) the actuarial present value of his accrued benefit from such Prior DBP Plan.  For the avoidance of doubt, the only S&P Plan accounts included within this definition of Pension Rollover Amounts are S&P Plan accounts associated with a Prior DBP Plan associated with the Company for which a Participant was eligible to elect, and so elected, to transfer to the S&P Plan the actuarial present value of his accrued benefit from such Prior DBP Plan.  For purposes of this definition, “Prior DBP Plan” means each of the Equitable Resources, Inc.  Defined Benefit Pension Plan for Non-Utility Salaried Employees, the Equitable Resources, Inc. Retirement Plan for KWVG Employees, the Equitable Resources, Inc.  Retirement Plan for

Non-Represented Utility Employees, the Equitable Resources, Inc. Retirement Plan for Represented Employees, the Equitable Resources, Inc. Pension Plan, the Equitable Resources, Inc. Hydrocarbon Spin-Off Plan, the Equitable Resources, Inc. USW 5-00843 Spin-Off Plan, and the Equitable Resources, Inc. 2008 Spin-Off Plan.

1.43        “Period of Service” means an Employee’s period of service with the Controlled Group, commencing on his Employment Commencement Date and ending on his Severance from Service Date.  An Employee’s total Period of Service shall be determined by aggregating all individual Periods of Service, unless otherwise provided herein.  Also, an Employee’s Period of Service shall include all service with the Employer, including service as an employee of the Employer.  Period of Service shall also include any period of time beginning on a Severance from Service Date and ending on whichever of the following dates is applicable:

(a)           In the case of an Employee whose Severance from Service Date occurs immediately by reason of Section 1.53(a), the date on which he next performs an Hour of Service, provided that such Hour of Service is performed within the twelve (12)-consecutive month period following such Severance from Service Date; or

(b)           In the case of an Employee whose Severance from Service Date occurs by reason of Section 1.53(b) during an absence referred to in Section 1.53(a)(5) of twelve (12) months or less, the date on which he next performs an Hour of Service after such Severance from Service Date, provided that such Hour of Service is performed within the twelve (12)-consecutive month period following the date such absence began.

(c)           Notwithstanding the foregoing, an Employee’s Period of Service shall not be deemed to be broken during the absence of such Employee due to service in the military or merchant marine service of the United States and thereafter during the period in which his reemployment rights are guaranteed under a law relating to such service and who is reemployed within the guarantee period.

(d)           Notwithstanding the foregoing, in the case of an Employee who was a Transferred Employee (as defined in that certain Conger Purchase and Sale Agreement, dated April 24, 2014, by and between Range Texas Production, LLC and EQT Production Texas, LLC (f/k/a EQT Production Nora, LLC) (the “Conger PSA”)) as of the closing date thereunder, such Employee’s Period of Service (for the limited purpose of the vesting provisions of Article VIII) shall include service measured from his original date of hire with Range Texas Production, LLC or its affiliates (as they are identified in the Conger PSA) through and including the day before the closing date under the Conger PSA, but subject to any break in service or similar rules or provisions for disregarding service as a result of periods of time when no, or an insufficient, level of service was performed.  The determination of such Periods of Service in the preceding sentence shall be made by reference to the books, records and accounts maintained by Range Texas Production, LLC (or, if applicable, its related responsible affiliate) for purposes of administering its or their tax-favored retirement plan(s) that is most similar to the Plan and, in the absence thereof, then by reference to those maintained for general employment purposes.

1.44        “Plan” means the EQT Corporation Employee Savings Plan, as set forth herein and as it may be amended from time to time hereafter.

1.45        “Plan Manager” means the person or persons, natural or legal, who is (are) designated to be manager(s) of the Plan pursuant to Section 2.2(c).  Whenever references to the Plan Manager are made in the context of records, files, elections, or other information maintained or received by the Plan Manager, then for such limited purposes, references to the Plan Manager shall also include the Plan’s recordkeeper.

1.46        “Plan Year” means the calendar year.

1.47        “PNG Purchase Agreement” means that certain Master Purchase Agreement, dated as of December 19, 2012, by and among PNG Companies LLC, the Company and Distribution Holdco, LLC, as amended from time to time.

1.48        “Related and Affiliated Entities” means all business entities included within the Controlled Group and designated by the Board of the Company and the Board of the entity to have its employees covered hereunder.

1.49        “Retirement” means a Participant’s termination of employment on account of retirement on the first day of any month after his Normal Retirement Date.

1.50        “Retirement Contributions” means the contributions made by the Employer as described in Section 4.2(b).

1.51        “Retirement Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.52        “S&P Plan” means the EQT Corporation Savings and Protection Plan (as Amended and Restated Effective as of January 1, 2010) and any subsequent amendments thereto.

1.53        “Severance from Service Date” means:

(a)           the earlier of the date an Employee’s employment is terminated by reason of: (1) quitting; (2) discharge; (3) death; (4) Retirement; or (5) continuous absence from active employment (i.e., not physically present) during the period ending on the first anniversary of the date the Employee is first absent from active employment (with or without pay) including, but not limited to, layoff, leave of absence, or absence due to illness; or

(b)           if an Employee is absent from active employment under paragraph (a)(5) above and quits, is discharged, is declared to have a Total and Permanent Disability, dies, or retires prior to the first anniversary of such absence, notwithstanding paragraph (a)(5), a Severance from Service Date shall be deemed to have occurred immediately upon the occurrence of any such event.  However, upon reemployment of the Employee on or prior to the first anniversary of the Employee’s most recent date of absence from active employment, no Severance from Service Date shall be deemed to have occurred.

(c)           The definition of Severance from Service Date herein shall be subject to adjustment, as provided under Section 1.9 (Break in Service) in the case of Parental Leave.

1.54        “Special Contributions” means the retirement-related, non-elective Employer Contributions which were made to certain Employees under this Plan prior to January 1, 1999.

1.55        “Special Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.56        “Spouse” or “spouse” means, effective as of June 26, 2013 and thereafter, a person who, as determined by the Plan Manager, is legally married to the Participant under any applicable state law, without regard to the state in which the Participant resides.  The definition of spouse in this Section 1.56 shall apply in all instances where the word “spouse” is used in this Plan, regardless of whether such word is capitalized.

1.57        “Standard Rollover Contributions” means those contributions made to the Plan pursuant to Section 4.5.

1.58        “Standard Rollover Contribution Account” means the account by that name established for Participants pursuant to Section 4.4.

1.59        “Total and Permanent Disability” means, for purposes of this Plan:

(a)           for a Participant covered under a long-term disability plan sponsored by the Employer, a disability of a nature which enables the Participant to qualify for and to receive disability benefits under such long-term disability plan; or

(b)           for a Participant who is not covered under a long-term disability plan sponsored by the Employer, a disability of a nature which enables the Participant to qualify for and to receive disability benefits under Social Security laws.

The Plan Manager, in its sole discretion, shall determine whether any of the preceding definitions of Total and Permanent Disability have been met.  In making such determination, the Plan Manager shall consider the evidence provided by the Participant.

1.60        “Trust” means the trust which is established as part of this Plan to hold the assets of the Plan and which is governed by the Trust Agreement.

1.61        “Trust Agreement” means the agreement or agreements of trust and/or custodial agreements established as part of this Plan, and any amendments or supplements thereto, under which the assets of this Plan are held and which agreement or agreements form a part of this Plan with like effect as if inserted herein.

1.62        “Trustee” means any bank, individual, firm, or corporation having fiduciary powers who is appointed to act as trustee or custodian of the Plan’s assets and becomes subject to the terms of the Trust Agreement.

1.63        “Valuation Date” means each business day and such other dates as from time to time may be established by the BAC.

1.64        “Year of Continuous Service” means a twelve (12)-month Period of Service.

ARTICLE II- ADMINISTRATION

2.1          Named Fiduciaries.  Except as hereinafter provided, the BAC shall be responsible for the administration-related named fiduciary responsibilities hereinafter described with respect to the Plan.  Except as hereinafter provided, the BIC shall be responsible for the investment-related named fiduciary responsibilities hereinafter described with respect to the Plan.  Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the BAC or BIC, as applicable, unless the committee’s power is expressly limited herein or by operation of law.  The BAC and the BIC shall each be a “Named Fiduciary” (as such term is defined in ERISA Section 402(a)(2)) to the extent it exercises discretionary authority or control with respect to the administration of the Plan (BAC) or the investment of its assets (BIC).  In addition, unless otherwise delegated by the BAC, the BAC shall be the Plan “administrator” (as such term is defined in ERISA Section 3(16)(A)).  The BAC and/or the BIC as a whole or any of its members may serve in more than one (1) fiduciary capacity with respect to the Plan.

2.2          Allocations and Delegations of Fiduciary Responsibility.

(a)           Allocation of Responsibilities Among Named Fiduciaries. The BAC and/or the BIC, as Named Fiduciaries, shall have the authority to allocate, from time to time, by written instrument, all or any part of their respective responsibilities under the Plan (other than asset management responsibilities) to one (1) or more other Named Fiduciaries (the “Other Named Fiduciaries”) as either such committee may deem to be advisable, and in the same manner to revoke any such allocation of responsibilities.  Any actions of such Other Named Fiduciaries in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the BAC and/or the BIC, as applicable.  The BAC and/or the BIC, as applicable, shall be responsible for periodically monitoring the performance of the Other Named Fiduciaries with respect to the allocated responsibilities but shall not be liable for any acts or omissions of such Other Named Fiduciaries, except as otherwise provided by law.  Each Other Named Fiduciary shall report periodically to the BAC and/or the BIC, as applicable, concerning the discharge of the allocated responsibilities.

(b)           Designation of Persons other than Named Fiduciaries to Carry Out Fiduciary Responsibilities.  Any Named Fiduciary with respect to any duty or action under the Plan shall have the authority to designate, from time to time, by written instrument, such person or persons other than Named Fiduciaries (the “Designee(s)”), to carry out all or any part of its responsibilities under the Plan (other than asset management responsibilities) as it may deem to be advisable and in the same manner to revoke any such designation.  Any action of the Designee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Named Fiduciary responsible for the designation (the “Designator”).  The Designator shall be responsible for periodically monitoring the performance of the  Designee with respect to the delegated responsibilities and re-evaluating whether to continue such delegation but shall not be liable for any acts or omissions of any such Designee, except as otherwise provided by law.  The Designee shall report periodically to the Designator concerning the discharge of such delegated responsibilities.

(c)           Designation of Plan Manager(s).  The BAC (and/or any other person with fiduciary duties with respect to the Plan) may designate a person or persons, corporate or otherwise, who may or may not be members of the BAC to be the manager(s) of the Plan (“Plan Manager(s)”).  The Plan Manager(s) shall be responsible for the day-to-day administration of the Plan and shall act solely within the framework of the policies, interpretations, practices, and procedures established by the BAC and, as such, shall be considered as acting solely in a ministerial capacity.  The scope of the responsibilities of the Plan Manager(s) shall include the following: routine application and interpretation of Plan provisions, as needed day-to-day to decide questions of eligibility and amount of benefits; questions of fact relating to benefit claims; questions with regard to the application of Plan provisions to comply with applicable state and federal laws and regulations; questions about the amount, time, manner, method, and form of payment of  any benefits hereunder.  The designation of Plan Manager(s) shall not relieve the BAC (and/or any other person with fiduciary duties with respect to the Plan) of responsibility for the duties and actions of any such Plan Manager(s).

(d)           Conformity with ERISA.  The procedures set forth in this Section for the allocation of fiduciary duties among Named Fiduciaries and for the delegation of fiduciary duties to Designees or appointees who are not Named Fiduciaries are intended to conform to the applicable requirements of ERISA Section 405(c) (including the limitations on liability set forth in ERISA Section 405(c)) and, to the extent of any ambiguity, should be construed consistent with such Section.

2.3          Powers and Duties.  The BAC and/or the BIC shall maintain and keep (or cause to be kept and maintained) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan’s Participants and/or other Beneficiaries.

(a)           Benefits Administration Committee (BAC).  Except as otherwise provided in subsection (b) or expressly reserved to the Company, the BAC shall have all powers necessary to carry out the administration of the Plan and to satisfy the requirements of any applicable laws or regulations.  These powers shall include, by way of illustration and not limitation, the powers and discretionary authority necessary to:

(1)           construe and interpret the Plan, decide all questions of eligibility, decide all questions of fact relating to benefit claims (subject to, and as set forth in more detail in, Section 2.10), and determine the amount, time, manner, method, and form of payment of any benefits hereunder;

(2)           prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;

(3)           prepare and distribute, in such manner as may be required by law or as the BAC deems to be appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of any Employer;

(4)           require from an Employer and Participants such information as shall be necessary for the proper administration of the Plan, including, without limiting the foregoing, information regarding the marital status of the Participant;

(5)           take such steps as the BAC, in its discretion, considers to be necessary and/or appropriate (including resort to voluntary correction, or self-correction, procedures under programs offered by the Internal Revenue Service, such as the Employee Plans Compliance Resolution System (EPCRS)) to remedy: (i) any inequity appearing in the Plan administration that results from information received or communicated or as the consequence of administrative error; or, (ii) any insignificant or significant operational failure (as defined in EPCRS); and

(6)           perform all functions otherwise imposed upon a plan administrator by ERISA which are not expressly reserved to the Company or limited or restricted by the express provisions of the Plan, including but not limited to, those supplemental duties and responsibilities described in the “EQT Corporation Benefits Administration Committee Charter” approved by the predecessor of the Management Development and Compensation Committee of the Board on April 23, 2008, as amended and restated as of November 21, 2013 (and as may be amended from time to time, the “BAC Charter”), and not primarily involving the investment of Plan assets.

Unless directed by the Company or otherwise required by law, the BAC shall have no power to adopt, amend, or terminate the Plan, nor shall it have the power to select or appoint the Trustee and/or any insurance carriers; said powers being exclusively reserved to the Company and the BIC, as applicable.  To the extent that the Company acts to terminate the Plan, and in all other respects, it shall act as the Plan sponsor.

(b)           Benefits Investment Committee (BIC).  Except as the Plan expressly limits or restricts investment with respect to Company Stock, the BIC shall have all powers necessary to carry out the investment-related provisions of the Plan and to satisfy the requirements of any applicable laws or regulations.  These powers shall include, by way of illustration and not limitation, the powers and discretionary authority necessary to:

(1)           select investments (including, without limitation, real estate and venture capital) and/or establish investment guidelines for the Plan which shall be communicated from time to time to the Trustee; provided, however, that Company Stock as an investment, whether at the election of Participants or required as an express term or provision of the Plan, may be modified, removed, eliminated or restricted by the BIC only in the event that the BIC determines, based on available facts and circumstances, that such action is prudent and necessary in the exercise of the BIC’s fiduciary duty and specified responsibilities with respect to the Plan, and the powers, duties and discretionary authority under this Section shall be limited by the foregoing standard with respect to the investment of Company Stock in accordance with the express terms or provisions of the Plan;

(2)           select, monitor, and terminate trustees, investment managers/advisors, insurance companies, or any other fiduciary with discretionary authority or control over Plan assets; and

(3)           perform all those supplemental duties and responsibilities described in the “EQT Corporation Benefits Investment Committee Charter” approved by the predecessor of the Management Development and Compensation Committee of the Board on April 23, 2008, as amended and restated as of November 19, 2013 (and as may be amended from time to time, the “BIC Charter”), related to the investment of Plan assets.

2.4          Discharge of Duties.  The BAC and BIC and their respective delegates shall discharge their duties with respect to the Plan in the interest of the Participants and Beneficiaries as a class and shall do so with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and in accordance with the documents and instruments governing the Plan and applicable law.

2.5          Procedure.  The BAC and the BIC shall be organized and conduct their business with respect to the Plan in accordance with the organizational and procedural rules set forth in the BAC Charter and BIC Charter, respectively.

2.6          Establishment of Rules.  The BAC and the BIC shall have specific authority in their sole discretion to construe and interpret the terms of the Plan related to their respective powers and duties, and to the extent that the terms of the Plan are incomplete, the BAC and the BIC shall have authority to establish rules or regulations related to their respective powers and duties, as they may deem to be necessary and proper to carry out the intent of the Company as to the purposes of the Plan.

2.7          Limitation of Liability.  None of the Employer, the Board or its members, the BAC or its members, the BIC or its members, the Plan Manager(s), or any officer, employee, or agent of the Employer shall incur any liability individually or on behalf of any other individual or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan.  However, this limitation shall not act to relieve any such individual who performs acts which establish him as a fiduciary from a responsibility or liability for any fiduciary responsibility, obligation, or duty for such acts under Part 4, Title I of ERISA.

2.8          Compensation and Insurance.  Members of the BAC and the BIC shall serve without compensation for their services as such but shall be reimbursed for any expenses incurred in the performance of their duties as herein provided, such expenses being deemed to be expenses of the Plan.

The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the Company, the Related and Affiliated Entities, the members of the Board, the BAC and the BIC, the delegates, designees or appointees of the Board, the BAC and the BIC, the Plan Manager and each other person who may be determined to be a fiduciary (other than persons who are independent of the Controlled Group and are rendering services to the Board, the BAC and/or the BIC or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys’ fees) arising from their acts or failure to act with respect to the Plan, except where such actions or failure to act involve willful misconduct or gross negligence.  However, where the Company purchases insurance to cover claims of a nature described above, all such claims are required to be presented to the insurer exclusively and all administrative procedures for payment by the insurer must be pursued and exhausted before there will be any right of indemnification against the Company, unless and to the extent there is any Company deductible amount under the insurance coverage or with regard to the potential for an amount of covered claims in excess of the insured amount.

2.9          Removal and Resignation.  Any member of the BAC and/or the BIC may resign and the Company may remove any member of the BAC and/or the BIC in accordance with the procedures established by the BAC Charter and BIC Charter, respectively.  The BAC and/or the BIC shall remain fully operative pending the filling of any vacancies, the remaining committee members having full authority to administer the Plan.

2.10        Claims Procedure.

(a)           A Plan Manager shall make all initial determinations as to the right of any Participant or Beneficiary to receive a benefit and the amount of such benefit.  The time, manner, and form of distribution of such benefit shall occur in accordance with Article IX.

(b)           In the event a claim of any Participant or Beneficiary (hereinafter referred to in this Section as the “Claimant”) for a benefit is partially or completely denied, the Plan Manager shall give written notice of such denial to the Claimant within ninety (90) days after receipt of the claim (or if special circumstances, made known to the Claimant, require an extension of time for processing the claim, within one hundred eighty (180) days after receipt of the claim, provided that written notice of the delay is given to the Claimant within the original ninety (90)-day period and includes the reason for the delay and the date by which the Plan Manager expects to render a decision).  Such notice shall set forth, in a manner calculated to be understood by the Claimant, the following: (i) the specific reason or reasons for the denial (with reference to pertinent Plan provisions upon which the denial is based); (ii) an explanation of additional material or information, if any, necessary for the Claimant to perfect the claim; (iii) a statement of why the material or information is necessary; (iv) an explanation of the Plan’s claims review procedure; (v) the time limits applicable to the Plan’s claims review procedure; and (vi) a statement of the Claimant’s right to bring an action under ERISA Section 502(a) following an adverse benefit determination on review by the BAC.

If the notice of denial is not furnished within the required time period specified above, the claim shall be deemed to be denied and the Claimant shall be permitted to proceed to the review stage described in subsection (c).

(c)           A Claimant whose claim is partially or completely denied shall have the right to request a full and fair BAC review of the denial by a written request delivered to the BAC within sixty (60) days of receipt of the written notice of claim denial (or sixty (60) days after the date on which the claim is deemed to have been denied under subsection (b)).  Such written request for review shall set forth the basis (whether legal or factual) upon which the review is requested, including, but not limited to, pertinent Plan provisions, prior decisions of the BAC and courts of competent jurisdiction, and/or statements of such facts or circumstances in the possession of the person requesting the review to which the Plan Manager(s) may not have had access.  In such review, the Claimant or his duly authorized representative shall have the right to view any pertinent documents and submit any issues or comments in writing to the BAC.  In addition, the Claimant shall have the right to submit documents, records, and other information relating to the claim for benefits and shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits.

(d)           A decision on review shall be made by the BAC, in its sole discretion, within sixty (60) days after the BAC’s receipt of the request for review.  The BAC’s decision will be binding on all parties, will be written in a manner calculated to be understood by the Claimant, and will contain specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based.  If no decision is made within the time period specified above, the claim shall be deemed to have been denied on review.  The written notice of the decision denying a claim shall contain: (i) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim for benefits, and (ii) a statement of the Claimant’s right to bring an action under ERISA Section 502(a).  The BAC’s review shall take into account all comments, documents, records, and other information submitted by the Claimant (or his representative), without regard to whether such information was submitted or considered in the initial benefit determination.  The BAC’s review shall afford no deference to the initial adverse benefit determination.  Notwithstanding any prior provisions of the merged S&P Plan, generally applicable arbitration and grievance procedures under a collective bargaining agreement, if any, shall not be extended to any claims of a Participant or a Former S&P Plan Participant who shall dispute the BAC’s decision or any interpretation of the Plan.

For purposes of this Section, information is considered “relevant” to the Claimant’s claim for benefits if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the determination; or (iii) demonstrates compliance with the Plan’s review procedures and that, if appropriate, the Plan provisions have been applied consistently with respect to similarly situated Claimants.

(e)           In acting on any claim, the Plan Manager(s) and the BAC will act as trier of facts and thereby shall have the power to determine facts and to apply the same to the claim.  In making a determination as to any claim which involves an interpretation of the terms of the Plan, the BAC in the exercise of its discretion shall have the authority to determine the intent of the Company in its establishment of the Plan by a review of the records of the Company and by discussions with persons who have direct knowledge of actions of the sponsor.  Should it be established to the satisfaction of the BAC that, at the time of the establishment of the Plan, the Company intended a specific result or interpretation, the BAC shall grant deference to such intention.  Except where specific provision for fiduciary review is statutorily authorized, the decision of the BAC shall be final and conclusive as to facts and interpretation of the terms of the Plan, its operations, and the benefits intended to be provided.  Nothing in the foregoing provisions of this subsection (e) shall mandate or require that the BAC have regular quarterly meetings.  The frequency and timing of BAC meetings shall be determined in accordance with the BAC Charter.  In the event a regular quarterly meeting of the BAC is not scheduled at the time of receipt of a request for review, then a decision on review shall be made by the BAC, in its sole discretion, within sixty (60) days of receipt of the request for review (or if special circumstances, made known to the Claimant, require an extension of time for responding to the request for review, within one hundred twenty (120) days after receipt of the request for review).

(f)            If a Claimant fails to file a claim or request for review in the manner and in accordance with the time limitations specified herein, such claim or request for review shall be waived, and the Claimant shall thereafter be barred from again asserting such claim.

2.11        Special Rules for Claims Involving Disability Determinations.  Notwithstanding the foregoing provisions of this Article, with respect to a Participant who is not covered under a long-term disability plan sponsored by his Employer, if a claim depends upon a determination that a Claimant has a Total and Permanent Disability, and if that claim is denied, the following special rules shall be applicable and shall supersede any contrary rules set forth above:

(a)           Notification of an initial adverse determination shall be made no later than forty-five (45) days after the Plan’s receipt of the claim.  This period may be extended for up to thirty (30) days, provided that the party making the initial claim decision both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant in writing, prior to the expiration of the initial period of forty-five (45) days, of the circumstances requiring an extension of time and the date by which a decision is expected to be rendered.  If, prior to the end of the first thirty (30)-day extension period, the party making the initial claim decision determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the decision-making period may be extended for up to an additional thirty (30) days, provided that the Claimant is notified, prior to the expiration of the first thirty (30)-day extension period, of the circumstances requiring the extension and the date as of which a decision is expected to be rendered.  In the case of any extension under this paragraph, the notice of the extension shall specifically explain the standards upon which the entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve these issues; and the Claimant shall be afforded forty-five (45) days within which to provide the specified information (in the event that a period of time is extended due to a Claimant’s failure to provide necessary information, the period for making the benefit determination will be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information).

(b)           In addition to providing the information set forth in Section 2.10(b), if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the initial adverse determination, the notice of the adverse determination shall contain either: (i) the specific rule, guideline, protocol, or other similar criterion; or (ii) a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request.

(c)           A Claimant whose claim has been denied under this Section 2.11 shall have the appeal rights described in Section 2.10(c), except that the Claimant shall have a period of one hundred eighty (180) days in which to request a full review by the BAC of the denial.  In connection with the appeal, the Claimant will receive written notice of the identity of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

(d)           The BAC’s review shall be subject to the provisions of Section 2.10(d), except that: (i) the decision on review shall be rendered in forty-five (45) days or in special circumstances such as where the BAC in its sole discretion finds there is  a need to hold a hearing, within ninety (90) days of receipt of the request for review, in which case written notice of the delay and the date by which the BAC expects to render a decision will be given to the Claimant within the initial forty-five (45)-day period; (ii) to  the extent that the initial denial was based upon a medical judgment, the BAC shall consult with an appropriate health care professional, which professional shall be an individual who was not consulted in connection with the initial adverse benefit determination and who is not a subordinate of such previously-consulted professional; and (iii) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making an adverse determination on review, the notice provided to the Claimant shall contain either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request.

2.12        Coordination between the BAC and the BIC.  Whenever in this Plan document or in any provision of applicable law the BAC and/or the BIC are required to carry out provisions relating to the same subject matter (as determined by such committees), the chairpersons of each such committee shall first refer to the BAC Charter and BIC Charter, respectively, to determine which committee shall be responsible for the particular matter and thereafter, in the event responsibility for the matter is not therein assigned, shall, in accordance with Sections 2.3 and 2.6, consult with each other and shall develop such rules, regulations, practices, or procedures as they shall deem to be necessary or appropriate to reduce or eliminate duplication of responsibility.

ARTICLE III- PARTICIPATION

3.1          Eligibility for Participation.

(a)           Each Employee who was a Participant on the day before the Effective Date shall be a Participant on and after the Effective Date, until participation ceases in accordance with the terms of the Plan.  Each Employee who is not a Participant on the Effective Date shall be eligible to participate in this Plan as of his Employment Commencement Date.  Except as set forth in Section 3.1(b) below, a Participant shall become eligible to make Contract Contributions following his delivery of an Enrollment Form in accordance with Section 4.3(b).  Such eligibility shall be effective as of the Entry Date following his delivery of such Enrollment Form, unless there is reasonable administrative delay in processing the Enrollment Form, in which case such eligibility shall be effective no later than the second Entry Date following his delivery of the Enrollment Form, provided that in either case he is an Employee on such Entry Date.

(b)           Effective January 1, 2014, unless, on or prior to sixty (60) days after such Employee’s Employment Commencement Date, a new or rehired Employee delivers an Enrollment Form in accordance with Section 3.1(a) and Section 4.3(b) or elects not to participate in the Plan in accordance with Section 4.3(g), such new or rehired Employee shall be automatically enrolled in the Plan as a Participant as provided in Section 4.3(g) and shall be eligible to make Contract Contributions, effective as of the next Entry Date following sixty (60) days after his Employment Commencement Date (unless there is a reasonable administrative delay in processing the Employee’s enrollment, in which case such eligibility shall be effective no later than the second Entry Date following such sixty (60) day period), provided that in either case he is an Employee on such Entry Date.

3.2          Termination of Participation.  Upon the occurrence of a Severance from Service Date or upon becoming an employee in a capacity other than one within the definition of “Employee”, the active membership of a Participant shall immediately cease and no further rights or benefits shall accrue to such Inactive Participant except as otherwise expressly provided herein.  For the avoidance of doubt, a Severance from Service Date shall be deemed to have occurred on the Closing Date (as defined in the PNG Purchase Agreement) with respect to any Participant who is a Company Employee (as defined in the PNG Purchase Agreement) as of the Closing Date.

3.3          Reemployment of a Prior Participant.  An Employee who was a Participant in the Plan, has incurred a Break in Service and becomes an Inactive Participant in accordance with Section 3.2 shall, upon his reemployment as an Employee, immediately become (i) an active Participant herein, (ii) eligible to make Contract Contributions in accordance with Section 3.1(a), and (iii) subject to the automatic enrollment provisions of Section 3.1(b).

3.4          Changes in Employment Status.

(a)           An Employee whose employment status changes such that he becomes an eligible Employee shall become eligible to elect Contract Contributions and Catch-Up Contributions as a Participant as of the Entry Date following the first day he first performs an Hour of Service as an eligible Employee.

(b)           Any Participant who transfers out of employment status such that he is no longer in an eligible Employee status but remains an employee shall become an Inactive Participant.  An Inactive Participant shall not be eligible to elect Contract Contributions or Catch-Up Contributions with respect to Compensation earned after the date of the Employee’s transfer out of an eligible employment status.

If a Participant becomes an Inactive Participant, the Participant’s Account shall continue to be held under the Plan until the Participant becomes entitled to and receives a distribution under the provisions of Article IX.  Until then, an Inactive Participant who remains an employee of the Company:

(1)           Shall continue vesting in accordance with Article VIII;

(2)           Shall be eligible to request and receive a hardship withdrawal in accordance with the provisions of Section 9.10;

(3)           Shall be eligible to apply for and receive a plan loan in accordance with the provisions of Article VII and continue to make loan repayments until the outstanding loan balance is paid in full;

(4)           Shall be eligible to apply for and receive an in- service distribution of After-Tax Contributions and related Matching Contributions in accordance with the provisions of Section 9.15; and

(5)           Shall be eligible to make investment elections in accordance with Section 5.3.

ARTICLE IV- CONTRIBUTIONS

4.1          Employer Contributions.  Within the time prescribed by law for obtaining a federal income tax deduction with respect to the Plan Year for which the contribution is applicable, the Employer shall contribute from its current or accumulated profits, as determined under generally accepted accounting principles, the Contract Contributions, Matching Contributions, Catch-Up Contributions, ESOP Contributions (as defined below), and Retirement Contributions, if any, reduced by any forfeitures resulting from the application of Article VIII.

4.2          Matching Contributions and Retirement Contributions.

(a)           Matching Contributions.  For each pay period, the Employer shall make a Matching Contribution on behalf of each Participant in an amount, if any, equal to fifty cents ($0.50) per every one dollar ($1.00) of Contract Contributions, but only on Contract Contributions up to six percent (6%) of Compensation for such pay period.

Notwithstanding the pay period basis for determining Matching Contributions set forth under this Section 4.2(a), prior to the end of each Plan Year, the Employer shall make a true-up Matching Contribution for: (i) each Participant who is actively employed as an Employee on the second payroll date that occurs in December of the Plan Year; and (ii) with respect to only the 2013 Plan Year, if not included under clause (i) herein, each Participant who is a Company Employee (as defined in the PNG Purchase Agreement) as of the Closing Date (regardless of whether the Participant is (A) a non-represented employee and (B) actively employed as an Employee on the second payroll date for non-represented employees that occurs in December of the 2013 Plan Year).  The true-up Matching Contribution shall be equal to the difference, if  any, between a Participant’s “Maximum Matching Contribution” (as defined below) and the actual Matching Contributions for such Plan Year made on a pay period basis as set forth above in this Section 4.2(a) above for such Participant; provided, however, that no true-up Matching Contribution shall be made for any Participant in any Plan Year where  the true-up Matching Contribution for such Plan Year would equal less than $1.00.  For these purposes, the “Maximum Matching Contribution” for a Participant means the Matching Contributions that would be made by applying the formula and limitations set forth above in this Section 4.2(a) to the total amount of the Participant’s Compensation and the Participant’s Contract Contributions made in accordance with Section 4.3(a) and (b) for the entire Plan Year.

Employees who do not make Contract Contributions shall not be eligible to receive any Matching Contributions.

(b)           Retirement Contributions.  For each Plan Year, the Employer may make, in its sole discretion, a Retirement Contribution on behalf of a Participant in an amount, if any, equal to a specified percentage of such Participant’s Compensation.

4.3          Contract Contributions and Catch-Up Contributions.  As specified in a Participant’s Enrollment Form, but no later than the earlier of the time required by law for such contributions or the time prescribed by law for obtaining a federal income tax deduction for the Plan Year for which the deduction is taken, the Employer shall contribute Contract Contributions and Catch-Up Contributions in the amount determined hereafter:

(a)           Contract Contributions.  Subject to the limitations contained in this Article IV and in Article XIV, each Employee may execute an Enrollment Form which constitutes a written or electronic agreement to accept a reduction in the bi-weekly amount of such Participant’s bi-weekly Compensation in any whole percentage from: one percent (1%) to fifty percent (50%), limited by Code Section 402(g) as to the maximum dollar amount in any taxable year, in consideration of the Employer’s agreement to make Contract Contributions to the Plan in an amount equal to the amount of such reduction.  If the Participant is a Highly Compensated Employee, such elected percentage shall not exceed the limits provided in Article XIV and, if said limits are exceeded with respect to any such Participant, shall be subject to adjustment in accordance with such Article. Notwithstanding the preceding two sentences, (i) the aggregate of all such amounts contributed by the Employer pursuant to this Section 4.3 shall not exceed, in the aggregate, the percentage deductible by the Employer for federal income tax purposes for the Plan Year for which such deduction is taken, and (ii) in accordance with reasonable procedures set forth by the Plan Manager, Contract Contributions shall cease to be made by the Employer with respect to a Participant once the Participant’s Compensation exceeds the limit set forth in Code Section 401(a)(17) for the Plan Year.  For Former S&P Plan Participants, the elections on file with the S&P Plan’s recordkeeper as of December 31, 2012 with respect to Contract Contributions shall remain in effect under this Plan until subsequently changed or discontinued.

(b)           Enrollment Form.  The Enrollment Form shall provide the percentage by which the Employee, upon becoming a Participant, agrees to have his Compensation reduced, shall be submitted electronically and shall contain such other terms and conditions as the Plan Manager shall from time to time determine.  Completed Enrollment Forms will remain in effect until subsequently changed or discontinued.  At the time of completing the Enrollment Form, the Participant shall also elect the initial method and mode of investment pursuant to Article V.  A Participant who fails to make an investment election will have all of his Account invested in the Plan’s default investment, established in accordance with Section 5.3.

(c)           Change in Salary Reduction.  A Participant who has completed an Enrollment Form may change the specified percentage of salary reduction contained therein by notifying the Plan Manager at any time, electronically, through the Plan recordkeeper’s website, or by phone.  Such change shall be prospective only and will be effective as of the next available pay period after a request is received or as soon as administratively practicable thereafter (but in any event, no later than the second Entry Date following the receipt of the request).  A discontinuance of salary reductions as provided in subsection (d) below will constitute a change for purposes of this subsection (c).

(d)           Termination of Salary Reduction Agreement.  A Participant may, at any time, terminate his salary reduction agreement, and thereby terminate the Contract Contributions and Catch-Up Contributions attributable to such agreement, by providing written notice to the Plan Manager to discontinue such Contract Contributions and Catch-Up Contributions.  Such discontinuance will be prospective only and will be effective as of the next available Entry Date after the notice is received or as soon as administratively practicable thereafter (but in any event, no later than the second Entry Date following the receipt of the notice).  If a Participant terminates the salary reduction agreement, any new Enrollment Form submitted to the Plan Manager will be effective as of the next Entry Date after the Enrollment Form is received by the Plan Manager or as soon as administratively practicable thereafter (but in any event, no later than the second Entry Date following the delivery of the new Enrollment Form).

(e)           Catch-Up Contributions.  Notwithstanding any contrary Plan provision, each Participant who has attained age fifty (50), or will attain age fifty (50) by the end of the calendar year, and whose contributions are otherwise limited or restricted under the Plan or the Code, shall be eligible to make Catch-Up Contributions under the Plan in accordance with uniform rules established by the Plan Manager and consistently applied, subject to the limitations of Code Section 414(v) and the regulations thereunder.  Such Catch-Up Contributions shall not be taken into account for purposes of the Plan provisions implementing the required limitations of Code Sections 402(g) and 415. Catch-Up Contributions will not be considered for any purpose as Contract Contributions and therefore will not be considered in determining Matching Contributions.  In addition, the Plan shall not be treated as failing to satisfy the Plan provisions implementing the requirements of Code Sections 401(k)(3), 410(b), or 416, as applicable by reason of making such Catch-Up Contributions.

A Participant who is eligible to make Catch-Up Contributions may make a special salary reduction election to have additional deferrals made to the Plan in an amount which may not exceed the lesser of:

(1)           the “Special Contribution Limit” (defined below) in effect for such calendar year; or

(2)           the Participant’s Compensation for the Plan Year reduced by the Contract Contributions made by the Participant during that calendar year.

For purposes of this section, the “Special Contribution Limit” shall be $6,000 for the calendar year commencing on January 1, 2015.  For calendar years commencing on or after January 1, 2016, the “Special Contribution Limit” shall be automatically adjusted to the applicable limit in effect for such calendar year under Code Section 414(v).

(f)            A Participant who receives a distribution from his Accrued Benefit under Section 9.4 on account of the performance of qualified military service (as defined in Code Section 414(u)(5)) shall not be permitted to make Contract Contributions or Catch-Up Contributions to the Plan for a period of six (6) months beginning on the date of distribution.

(g)           Automatic Enrollment.  Except as otherwise set forth in this Section 4.3(g), any eligible Employee who (i) has an Employment Commencement Date on or after January 1, 2014, and (ii) has not delivered an Enrollment Form in accordance with Section 3.1(a) and Section 4.3(b) on or prior to sixty (60) days after his Employment Commencement Date, shall be automatically enrolled in the Plan and have six percent (6%) of his bi-weekly Compensation contributed to the Plan as a Contract Contribution, pursuant to the terms of Section 4.3(a), and invested in the Plan’s default investment option, as established under Section 5.3.  Any such Employee may opt out of automatic enrollment in the Plan by delivering an Enrollment Form in accordance with Section 4.3(b) on or prior to sixty (60) days after his Employment Commencement Date which designates that a percentage (or no percentage) of his bi-weekly Compensation shall be contributed to the Plan as a Contract Contribution.  A Participant who is automatically enrolled in the Plan under this Section 4.3(g) may change the percentage of his Contract Contributions, terminate his Contract Contributions and/or designate alternative investment options for his Contract Contributions at any time, as applicable, by completing an Enrollment Form in accordance with Section 4.3(b), by changing the specified salary reduction in accordance with Section 4.3(c), and/or by terminating the salary reduction agreement in accordance with Section 4.3(d).  A Participant shall not be entitled, under any circumstances, to receive a refund of any bi-weekly Compensation that was contributed to the Plan as a Contract Contribution subsequent to his automatic enrollment in the Plan but prior to the Participant’s delivery of an Enrollment Form in accordance with Section 4.3(b)

or the Participant’s termination of his salary reduction agreement in accordance with Section 4.3(d).

4.4          Participant’s Account.  The Plan Manager shall establish and thereafter maintain an Account in the name of each Participant.  (For Former S&P Plan Participants, such Account shall hold, among other things, all assets that were credited to the Former S&P Plan Participant’s benefit under the S&P Plan and such assets (and earnings thereon) shall retain the same sources of contribution as they had under the S&P Plan as of December 31, 2012.) Such Account may be subdivided into an “ESOP Account” and a “Non-ESOP Account”, as such terms are defined in Section 16.2, such subaccounts which may be further divided into a Contract Contribution Account, a Matching Contribution Account, a Catch-Up Contribution Account, a Retirement Contribution Account, and such other subaccounts (including, but not limited to, a Special Contribution Account, an After-Tax Contribution Account, a Standard Rollover Contribution Account, an Employer Discretionary Contribution Account, and a Pension Rollover Account) as the Plan Manager deems to be necessary or appropriate.  All contributions made pursuant to this Article IV applicable to a Participant shall be credited to that Participant’s Account.  The non-forfeitable right of each Participant to the contributions credited to his Account shall be determined in accordance with Article VIII.  All Matching Contributions made from December 30, 2006 through December 29, 2009 (January 1, 2007 through December 31, 2009 for Former S&P Plan Participants) on a Participant’s After-Tax Contributions, and earnings and losses attributable thereto, shall be separately accounted for either within the Matching Contribution Account or in accordance with any other procedures as may be established by the Plan Manager from time to time.

In accordance with the preceding paragraph, a separate account shall be established in the name of each Participant who was a participant in a plan described in Section 1.42 and under which such Participant was eligible to elect, and so elected, to transfer to this Plan (or the S&P Plan) the actuarial present value of his accrued benefit from such other plan (hereinafter referred to as the “Pension Rollover Account”).

Unless the BAC determines it is legally necessary and appropriate to maintain separate accounts for each Participant who was a participant in the Carnegie Plan and whose account was transferred to the Plan from the Carnegie Plan (in which case such account is hereafter referred to as the “Carnegie Plan Account”), such accounts under the Carnegie Plan will be commingled with accounts of like source of contribution and thus will obviate the need for separate accounting.  Any such commingled accounts shall hold the relevant assets that were credited to the Participant’s benefit under the Carnegie Plan and shall be subject to the special distribution rules under Section 9.13.

For purposes of applying the limitations on contributions under Article XIV for any Plan Year in which the ESOP (as defined in Section 16.2(a)) is maintained, all Contract Contributions, Catch-Up Contributions, Matching Contributions, Retirement Contributions, Standard Rollover Contributions, and Pension Rollover Amounts that are made on behalf of or by each Participant, as applicable, during the Plan Year, if invested in Company Stock in accordance with Section 5.1, shall be allocated to the Non-ESOP Account (as defined in Section 16.2(d)) of such Participant for such Plan Year, subject to reallocation and transfer to the ESOP Account of such Participant as directed in Article XVI.

The Plan and the Trust are established and administered for the exclusive benefit of the Participants and their Beneficiaries, including the payment of the reasonable expenses of the Plan and its Trust, so that in no event shall any part of the Plan’s assets be owned by, paid to, or revert to an Employer; provided, however, that all contributions to the Plan are conditioned upon their deductibility under the Code, and that in the event any contribution, or any portion thereof, is made by mistake of fact or is found to be non-deductible for federal income tax purposes, such contribution, or the portion thereof, shall be returned to the Employer (without any earnings thereon, but reduced for losses attributable thereto).  Such return shall be made within one (1) year of the making of the mistaken contribution or disallowance of the deduction (or within such other period of time as shall be permitted by applicable law so long as the qualified status of the Plan is not adversely affected thereby).

4.5          Standard Rollover Contributions.  The Plan Manager may, by uniform rules consistently applied, authorize and permit an Employee who has made a request to have transferred to the Plan all or part of the assets (other than any amounts which were contributed to a plan described in subsection (a), (b), (c) or (d) below on an after-tax basis and any earnings on such amounts), which the Employee is entitled to receive under:

(a)           a qualified plan, as defined in Code Section 401(a), which amount represents all or a part of the accrued benefit of the Employee and which amount meets the requirements of Code Section 402(c)(4);

(b)           an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), which consists only of amounts attributable to a qualified plan defined in Code Section 401(a);

(c)           an eligible deferred compensation plan established and maintained by an eligible employer under Code Section 457(b);

(d)           an annuity plan described in Code Section 403(a); or

(e)           an annuity contract described in Code Section 403(b).

Notwithstanding the foregoing, the provisions of this Section 4.5 shall not apply to Pension Rollover Amounts.

All transfers made pursuant to this Section 4.5 shall be referred to herein as “Standard Rollover Contributions”, shall be credited to a Standard Rollover Contribution Account established for the Employee, and shall be invested in the manner specified by the Employee pursuant to Article V.  An Employee’s interest in his Standard Rollover Contribution Account shall be non-forfeitable (i.e., one hundred percent (100%) vested) at all times, shall be part of his Accrued Benefit (except as otherwise stated herein), and shall be subject to any restrictions or provisions of applicable law, which restrictions and provisions shall supersede any contrary terms and conditions herein.  Unless an Employer, in its sole discretion, determines otherwise, any expenses incurred incident to the transfer of such property to the Plan shall be paid by the Employee.

4.6          Maximum Contributions.

(a)           In addition to other limitations set forth in this Plan and notwithstanding any other provisions of the Plan, and only to the extent required by applicable law, the “annual addition” (as defined in Code Section 415(c)(2)) with respect to a Participant for the limitation year, when combined with the annual addition with respect to such Participant under all other plans required to be aggregated with this Plan under the provisions of Code Section 415, shall not exceed the amount permitted under Code Section 415, the provisions of which are hereby incorporated by reference.

To the extent required to comply with Code Section 415, adjustments to contributions with respect to such Participant shall be made under all other defined contribution plans maintained by the Controlled Group prior to making any adjustment hereunder.

(b)           For purposes of this Section, the “limitation year”, as defined in Treas. Reg. Section 1.415(j)-1, shall be the Plan Year, and “compensation” shall have the meaning set forth in Treas. Reg. Section 1.415(c)-2(d)(4) (i.e., Box 1 of Form W-2), increased by elective deferrals and other amounts that are not includible in federal gross income under Code Sections 125, 402(e)(3), 402(h), and 132(f)(4) and by any amounts received as differential pay (as defined in Code Section 3401(h)(2)) paid to individuals in qualified military service (as defined in Code Section 414(u)(5)).

(c)           Notwithstanding any other provisions of this Plan, if, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation or in determining a Participant’s Contract Contributions, or other circumstances established by the Commissioner of Internal Revenue, the annual addition exceeds the amount permitted under Code Section 415, the excess amount shall be corrected in accordance with applicable procedures set forth under the EPCRS or such other correction program offered by the Internal Revenue Service.

ARTICLE V- INVESTMENT AND VALUATION OF ACCOUNTS

5.1          Investment Options.  All Matching Contributions, Retirement Contributions, Contract Contributions, Catch-Up Contributions, Standard Rollover Contributions, Pension Rollover Amounts, and Special Contributions shall be delivered to the Trustee and shall be invested at the direction of the Participant in Company Stock or in one (1) or more of the funds or options established hereunder or as later established by the BIC and in accordance with a Participant’s then current investment elections as provided in Section 5.3.  Notwithstanding any provision herein to the contrary and subject to the Company’s right to amend the Plan pursuant to Section 11.1, the BIC alone (and not any other Plan fiduciary) shall have the limited discretion and authority, only as set forth in Section 2.3(b), to modify, remove, eliminate or restrict Company Stock as an investment option or to transfer any amounts invested in Company Stock to any other investment fund or option in the absence of the express written (or other method acceptable to the BIC) direction of the affected Participant.  Notwithstanding the foregoing, the BIC may eliminate any fund or option under the Plan as the BIC determines to be advisable, and, in connection with such change, direct that the amounts invested in any affected fund or option be transferred to another investment fund or option chosen by the BIC.

5.2          Other Options.  The BIC may provide any other form of investment option it determines to be advisable; provided, however, that such funds and options are made available uniformly to all Participants.  Such additional funds and options may include, but shall not be limited to: (i) annuities (in any form, including variable annuities); (ii) mutual funds, either open or closed end; (iii) deposits with a trustee or custodian acting as trustee for purposes of, including, but not limited to, directing investments or appointing an investment manager to direct the investments in the

Participant’s subaccounts; or (iv) any other investment fund comprising any combination of investments heretofore specified.

5.3          Investment Elections.  Investment elections with respect to the investment of Participant Accounts shall be made according to rules and procedures established by the Plan Manager, including as follows:

(a)           Each Participant shall designate the portion (in dollar amounts or in percentages) of:

(1)           new additions to his Account (other than (i) ESOP Contributions (as defined in Section 16.2) and (ii) Standard Rollover Contributions and Pension Rollover Amounts which shall be handled as set forth in subsections (b) and (c), respectively); and

(2)           existing monies in his Account, that are to be invested in each of the available funds or investment options.  Such elections shall remain in effect and shall continue to apply to such portions of such Account, until the election is changed as provided herein.

(b)           A separate investment election may be made with respect to transfers to the Plan of Standard Rollover Contributions.  Such elections will not apply to, and new investment elections may be made for, subsequent Standard Rollover Contributions.

(c)           Pension Rollover Amounts shall be invested in the same manner as new additions as described in subsection (a).

(d)           For Former S&P Plan Participants, the investment elections on file with the S&P Plan’s recordkeeper as of December 31, 2012 shall remain in effect under this Plan until subsequently changed or discontinued.

(e)           Each Participant may elect to change his investment options to one (1) or more of the options then available once each day.  To the extent administratively practicable, such election to change investment options shall be effective as of the day a change is requested if the request is made before the close of business of the New York Stock Exchange, or as of the following business day if the request is made after such time.  The election to change shall be effective and apply to any contributions that are made after such election to change becomes effective, and such election may apply, as the Participant so elects, to future contributions or to contributions presently credited to the Participant’s Account.

(f)            If a Participant refuses or fails to make an election with respect to the investment of his Account, the BIC may designate a default investment option into which such Account shall be invested until such time as the Participant elects in accordance with this Section to change from such default investment option; provided, however, that, unless and until adopted and approved as a change by the BIC where such change is described and appended to this Plan as a separate “Exhibit 5.3”, the default investment option shall be the Fidelity Freedom Fund (Class K Shares) that has a target retirement date assumption that is closest to the year in which the applicable Participant is expected to retire assuming retirement at age sixty-five (65).  The Participant shall have an immediate opportunity to change from any such default investment option or other investment and the Participant’s refusal or failure to change shall be the Participant’s direction to retain his Account in such default investment option.

5.4          Participant’s Risk.  Each Participant assumes all risk connected with any decrease in the market value of any Plan assets held by the Trustee.  Neither the Trustee, the Board, the BIC, the BAC, the Employer, any of their members, officers, employees or agents, nor the Plan Manager(s) in any way guarantees the Trust against loss, depreciation, or the payment of any amount which may be or become due to any person from the Trust, nor shall the Trustee, the Board, the BIC, the BAC, any Employer, any of their members, employees, officers, or agents, nor the Plan Manager(s) incur any liability therefor except to the extent required by ERISA or other applicable law.

5.5          Limitations on Investments.  Notwithstanding anything contained in this Plan or in the Trust Agreement and except as provided in Section 5.1 herein, no investment option shall be granted, nor shall any investment in any fund be made, in any security or property in which an Employer has a direct participation (excluding publicly- traded mutual funds).

5.6          Prohibited Transactions.  In addition to the restrictions contained in Section 5.5, unless there exists a statutory exemption or an exemption issued by the appropriate government agency, neither this Plan nor the Trust Agreement forming a part hereof shall be construed or interpreted to permit either directly or indirectly:

(a)           the lending of any part of corpus or income to,

(b)           the payment of any compensation for personal services rendered by the Trust to,

(c)           the making of any part of its services available on a preferential basis to, or

(d)           the acquisition for the Trust of any property from, or the sale of property to, an Employer, any corporation controlled by it, or other disqualified person within the meaning of Code Section 4975 or any other prohibited transaction as also defined in such Section or in ERISA Section 406.

5.7          Valuation of Investment Funds.  The Trustee shall determine the fair market value of the Plan assets held by the Trustee and directed to the various investment funds as of each Valuation Date.  The valuation of the Trustee submitted to the BIC shall be relied upon conclusively, and the BIC shall not be subject to any liability with respect to such valuation.  The value so submitted to the BIC shall be used for all purposes under the Plan.  Each Participant’s proportionate interest in each of the funds shall be determined as provided in Section 5.8.

5.8          Valuation and Adjustment of Accounts.  As of each Valuation Date, each Participant’s Account shall be valued and adjusted to reflect his proportionate interest in each of the investment funds.  The value of a Participant’s Account on the Valuation Date shall be the total of the Contract Contributions, Matching Contributions, Catch-Up Contributions, Special Contributions, Retirement Contributions, After-Tax Contributions, Standard Rollover Contributions, Employer Discretionary Contributions and Pension Rollover Amounts, if any, made to his Account, adjusted to reflect the income, realized and unrealized gains and losses, withdrawals, principal or interest payments, inter-fund transfers, expenses, and all other transactions, charges, and credits since the preceding Valuation Date.  Notwithstanding any provision herein to the contrary, the BIC may direct the Trustee to pay proper Plan expenses from the Trust prior to the determination and allocation of investment earnings to Participants.

5.9          Temporary Suspension of Certain Plan Activities in Connection with a Change in Investment Options or Service Providers.  Notwithstanding any contrary Plan provision and subject to the third sentence of this Section, in the event of a change in the investment funds or options under the Plan and/or a change in service providers (including, but not limited to, the Plan’s recordkeeper), the BAC may establish procedures for temporarily suspending certain Plan activities as it deems to be necessary or appropriate to implement the change involved.  The activities that may be suspended include, but are not limited to, changes in salary reduction percentages, investment elections or transfers, loans, in-service withdrawals, and distributions; provided, however, that no such suspension shall apply to any distribution required by Code Section 401(a)(9).  Nothing in the two preceding sentences of this Section shall authorize the BAC to impinge in any way upon the requirements, restrictions and provisions of Section 5.1 insofar as it provides for investment in Company Stock.  Any notice required by ERISA Sections 101(i) and 502(c)(7) shall be provided on a timely basis and in accordance with such provisions.

5.10        Participant Revenue Credits.

(a)           For purposes of this Section 5.10, capitalized words and phrases herein shall have the following meanings:

(1)           “Crediting Date” means a quarterly date designated by the Trustee which is as soon as administratively feasible (generally within no more than fifteen (15) business days) after the Trustee has prepared a quarterly recordkeeping invoice regarding the value of the Plan assets held in the Trust.

(2)           “Eligible PRC Participant” means any Participant, Beneficiary or alternate payee under a “qualified domestic relations order” (as described in Code Section 414(p) and ERISA Section 206(d)) with a Net PRC Account balance greater than zero on the business day immediately preceding the applicable Crediting Date.

(3)           “Net PRC Account” means the total Account value of an Eligible PRC Participant less the value of any outstanding loan balances to such Eligible PRC Participant.

(4)           “Participant Revenue Credit” means the amount, if any, by which the sum of quarterly offsets to the Trustee’s (or other plan recordkeeper’s) administrative fees exceed such quarterly administrative fees payable to the Trustee.  For this purpose, quarterly offsets and quarterly administrative fees shall be determined in accordance with the Trust Agreement (or any future agreement between the Plan and the Trustee or other recordkeeper for the Plan).

(b)           As of each Crediting Date, the Trustee shall allocate the amount of Participant Revenue Credit, if any, among the Accounts of all Eligible PRC Participants.  Allocations of Participant Revenue Credit shall be made pro rata based on the proportion of the Net PRC Account of an Eligible PRC Participant to the sum of all Net PRC Accounts of all Eligible PRC Participants, as of the business day immediately preceding the applicable Credit Date.  Allocations of Participant Revenue Credit: (i) shall be used to purchase whole and fractional shares of the current investments in each Eligible PRC Participant’s Account, in proportion to the value of such current investments in such Eligible PRC Participant’s Account; and (ii) shall be allocated ratably across all sources of contributions for each Eligible PRC Participant.

ARTICLE VI- VOTING

6.1          Right to Vote.  Each Participant whose Account is invested in Company Stock shall have the right to direct the Trustee to vote all shares of such Company Stock as shall be represented by his interest in such fund in accordance with Section 6.2.

6.2          Voting.

(a)           As soon as practicable following the record date for voting at any meeting of the shareholders of the Company, the Plan Manager shall furnish (or cause to be furnished) each Participant with an appropriate form whereby he may instruct the Trustee as to the manner in which the Trustee is to vote the number of full shares (if any) of Company Stock in the Participant’s Account as of the Valuation Date next preceding the record date.  If the management of the Company is soliciting proxies in connection with any such meeting, a copy of the management’s proxy soliciting materials shall be furnished to the Participant at the same time.  The Trustee shall vote shares in the manner instructed by the Participant.  All such instructions shall be held in confidence by the Trustee and shall not be disclosed to the Company or to any third party.

(b)           The Trustee shall vote the shares of Company Stock allocated to the Accounts of Participants as to which the Trustee has not received voting instructions by the tenth (10th) day prior to the date of the meeting of the shareholders of the Company in the same proportion as the shares as to which it has received timely voting instructions.

(c)           As used herein, an “Acquisition Offer” shall be an offer made by any person or group to acquire all or part of the outstanding securities of the Company, including any such securities held in the Plan.  In the event of an Acquisition

Offer, each Participant shall be entitled to direct the Trustee (on a form to be prescribed by the Plan Manager) to tender all or part of the shares of Company Stock in his Account.  All such instructions shall be held in confidence by the Trustee and shall not be disclosed to the Company or to any third party.  If the Trustee receives such an instruction by a deadline determined by the Trustee and communicated to Participants, the Trustee shall tender the Participant’s securities in accordance with such instructions.  Any such securities as to which the Trustee does not receive instructions before the deadline shall not be tendered by the Trustee.  The Trustee shall obtain and distribute to each Participant all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Company with respect to the offer, as soon as practicable after such materials are issued.  If the Company fails to issue such a statement within any legally required time period after the commencement of the offer, the Trustee shall distribute the acquisition offer materials to each Participant without the Company statement, but shall distribute the Company statement separately as soon as practicable after it is issued.  Any and all reasonable expenses of the Trustee related to the distribution of such materials shall be borne by the Company.

ARTICLE VII- LOANS

7.1          Granting of Loans.  The BAC has established, published and distributed uniform, nondiscriminatory rules (which shall be consistently applied and redistributed as such rules are modified or adjusted) to establish a system whereby Participants who have non-forfeitable rights to benefits under this Plan are able to apply for and be granted loans from the assets of this Plan allocated to such non-forfeitable rights.  The provisions of this Article establish limits beyond which the Plan Manager may not and is not authorized to approve loans, and any loan which has terms in contravention of this Article shall be null and void notwithstanding the fact that such loan may not cause this Plan to lose its favorable tax treatment or harm other Participants.  If not otherwise provided in the terms of any loan made pursuant to this Article, any and all of the limits contained in this Article at the time the loan was granted shall be incorporated in such loan by reference.  The terms of any loan shall be subject to this Article, and the existence of this Article and the granting by the Plan Manager of loans hereunder shall not in any manner be deemed to establish “vested” or “non-forfeitable” rights in any Participant as to the power to borrow under the terms of this Plan.  For Former S&P Plan Participants, any loans outstanding as of December 31, 2012 shall transfer to this Plan without change to the terms of such loans.

7.2          General Limitations.  The Plan Manager shall not be authorized or have the power to grant or renew any loan which shall be in contravention of the following:

(a)           At any time, loans will be available to all Participants who are employees of the Employer and who are “parties in interest”, as that term is defined in

ERISA Section 3(14), on the same or consistent terms.  For purposes of this Article VII only, all such persons eligible to borrow shall be referred to as “Participants”.

(b)           Each Participant who receives a loan shall be required to sign a loan agreement and a promissory note, along with such other loan-related documents as the Plan Manager shall reasonably require.

(c)           All loan proceeds will be attributable solely to Plan assets previously allocated to the Participant’s Account and will be liquidated pro rata from each investment fund of the eligible portion of the Participant’s Account.  The loan repayments of principal and interest will be credited solely to the Accounts from which they were liquidated, on a pro rata basis, and invested in accordance with the Participant’s investment elections on file at the time of receipt of payment.

(d)           Loans shall bear an interest rate that is equal to one percent (1%) above the prime rate (for loans granted prior to January 1, 2008, as reported in the “Wall Street Journal” on the last business day of the month prior to the month in which the loan is approved, and for loans granted on or after January 1, 2008, as posted to the “Federal Reserve Website” as of the close of business on the last business day of the month prior to the month in which the loan is approved).  The interest rate shall be fixed for the term of the loan.

(e)           Loans shall be adequately secured by a pledge of such Accounts, as may be required by the Plan Manager.  Adequate security shall be deemed to be achieved if at the time the loan is made there is pledged a portion of the Participant’s non-forfeitable interest in his Accrued Benefit (including the balance of any Standard Rollover Contribution Account) under the Plan which is equal to the amount of the outstanding balance of the loan.

(f)            A Participant may have no more than one (1) loan outstanding at any time.  An outstanding loan must be repaid before a Participant may obtain a new loan hereunder.

(g)           Subject to Section 7.2(f), there shall be no limit on the number of Participant loan requests under this Article VII.  The Participant shall make an application for each loan with the Plan Manager in accordance with written instructions established by the Plan Manager.

(h)           The Participant’s failure to pay any loan installment within ninety (90) days of the due date shall constitute a default and such loan shall be immediately due and payable in full, except as otherwise provided in this Article VII.  Upon default, the Plan Manager shall foreclose upon any security pledged by the Participant, and that portion of the Accrued Benefit against which the loan was made will be deemed to be distributed from the Plan to the Participant in accordance with applicable law; provided, however, such distributions shall not be considered a deemed distribution until the end of the calendar quarter following the quarter in which payment was missed (whether or not the Participant has consented to a distribution and without regard to whether the Plan generally permits in-service withdrawals); but no such foreclosure shall result in the reduction of any portion of the Participant’s Accrued Benefit until the Plan may otherwise legally make a distribution from the Participant’s Account (i.e., upon termination of employment for any reason or attainment of age fifty-nine and one-half (59½)).  In the event of default and deemed distribution in accordance with the preceding sentence, a Participant shall not be eligible to receive a subsequent loan unless and until the defaulted loan has been repaid.  Notwithstanding the other provisions of this Article

VII, loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

(i)            Notwithstanding any contrary Plan provision, a Participant may not receive a loan under this Plan from any portion of the Participant’s Matching Contribution Account, Special Contribution Account, Retirement Contribution Account, ESOP Account, After-Tax Contribution Account, or Pension Rollover Account or from any portion of any other Account to the extent that any Company Stock is held in such Account.

(j)            A Participant who is absent from work due to an approved, unpaid non-military leave of absence shall have his loan repayments suspended as of the date such leave of absence begins and for a period not to exceed twelve (12) months from the date such leave of absence begins.  A loan for which repayments have been suspended under this subsection (j) shall thereafter be repaid as follows:

(1)           if the Participant’s employment terminates for any reason within this twelve (12)-month period, the outstanding loan balance will become immediately due and payable in full as set forth in Section 7.3(e);

(2)           if the Participant returns to work within the twelve (12)-month period, loan repayments shall resume as of the first month following the date that the Participant returns to work, and the amount of such payments due on the loan shall be increased such that the loan will be repaid by the end of the period set forth at the time the loan was initially requested; and

(3)           if the Participant does not return to work within the twelve (12)-month period, the outstanding loan balance shall become immediately due and payable in full, and if such balance is not repaid in full within thirty (30) days following the end of the twelve (12)-month period, the loan will be in default and the unpaid balance of the loan shall be treated as a taxable distribution in accordance with applicable law.

7.3          Specific Limitations.  The Plan Manager shall not make any loan or permit a renewal (“renewal” includes new loans used to pay off existing loans) of any loan that would result in the loan being considered a distribution from the Plan.  Specifically, the Plan Manager shall not make a loan which does not comply with the following:

(a)           No loan shall be for less than an aggregate principal amount of one thousand dollars ($1,000).

(b)           The loan, when made, shall not exceed the lesser of (1) and (2) below:

(1)           fifty thousand dollars ($50,000), reduced by the excess, if any, of (A) minus (B) where: (A) equals the highest outstanding balance of all of the Participant’s loans from the Plan (including loans made to, and repaid by, the Participant under the S&P Plan) during the twelve (12)-month period ending on the day before the date on which the Participant makes an application for a loan under this Article VII; and (B) equals the outstanding balance of all of the Participant’s loans from the Plan (including outstanding loans made to the Participant under the S&P Plan) on the date on which the Participant makes an application for a loan under this Article VII; or

(2)           one-half (1/2) of the market value of the eligible  non-forfeitable portion of the Participant’s Account determined as of the immediately preceding Valuation Date.

(c)           Except as provided herein, no loan will be for a period of more than five (5) years, and such period shall include refinancings as part of the loan period.  (Later loans may be deemed to be extensions as to outstanding loans.) Loans requested for the purpose of purchasing or constructing the primary residence of the Participant are not subject to the requirement that repayment be made within five (5) years; in such cases, the loan term may not exceed thirty (30) years.  Effective January 1, 2014, if a loan is made for the purpose of purchasing or constructing the primary residence of the Participant and, within a reasonable period of time after such loan is granted, the loan proceeds are not used for the intended purpose of the loan, then the Participant shall notify the Plan Manager immediately in writing that such transaction was not completed.  Upon the earlier of (1) the Plan Manager’s receipt of such written notice from the Participant or (2) the Participant’s receipt of written notice from the Plan Manager that the Plan Manager has determined that the loan proceeds have not been used within a reasonable period of time after such loan is granted, such loan shall be immediately due and payable in full and shall be repaid by the Participant within thirty (30) days of the date of receipt of the earlier of such written notices.  If such loan is not repaid within such thirty (30) day period, the loan shall be in default and the unpaid balance of the loan shall be offset against the Participant’s Account and treated as a taxable distribution in accordance with applicable law.

(d)           No loan will be made to an employee of the Company, unless its repayment is provided for through payroll deduction.

(e)           Upon termination of employment, a loan shall become immediately due and payable in full.  If the loan is not repaid in full within thirty (30) days after the Participant’s termination of employment, the loan will be in default and the unpaid balance of the loan shall be treated as a taxable distribution in accordance with applicable law.

(f)            Any loan made hereunder shall become immediately due and payable upon the Participant’s death.  To the extent any unpaid principal or interest balance of the loan is outstanding at the date of death, and without regard to whether the loan is in default, that portion of the Participant’s Accrued Benefit against which the loan was made shall be deemed to be distributed to the Participant and the note shall be deemed to be satisfied and thereupon canceled.

(g)           Any loan may be prepaid at any time in full (but not in part) without penalty.

(h)           If a Participant is married and desires a loan, the Participant must secure the consent of his spouse to the loan within the thirty (30)-day period ending on the date on which the loan is to be granted.  The spouse’s consent must acknowledge the effect on the spouse of the loan, must be in writing, and must be witnessed by a notary public.  No spousal consent will be required if there is no spouse, the spouse cannot be located, or if other circumstances exist which are recognized under applicable law.

ARTICLE VIII- VESTING

8.1          Vesting as to Contract Contributions and Catch-Up Contributions.  Any right to any interest in the Account of a Participant determined as of any Valuation Date which results from any Contract Contributions or Catch-Up Contributions by the Employer to this Plan in satisfaction of its obligations under any and all Enrollment Forms containing salary reduction agreements between the Participant and the Employer shall at all times be one hundred percent (100%) vested and non-forfeitable.  Such non-forfeitable interest shall not preclude such interest from being liable for the expenses of the Plan.

8.2          Vesting as to Matching Contributions and Retirement Contributions.  Any right to any interest in the Account of a Participant determined as of any Valuation Date which results from Matching Contributions or Retirement Contributions shall become non-forfeitable in accordance with the schedule set forth in this Section 8.2, except that in any event a Participant shall become one hundred percent (100%) vested in his Account on his Normal Retirement Date if he is then employed by the Controlled Group, or upon the occurrence of a Change of Control, as defined in Article XV.

Notwithstanding the foregoing, the full value of the Participant’s Account attributable to Matching Contributions and Retirement Contributions, if any, shall be non-forfeitable upon the Participant’s termination of employment with the Employer if such termination is on or after the Participant’s Normal Retirement Date or on account of the Participant’s (i) involuntary termination without cause (as determined by the Plan Manager under nondiscriminatory rules which are uniformly applied), (ii) Total and Permanent Disability, or (iii) death while an active employee.  In addition, the full value of the Participant’s Account attributable to Matching Contributions and Retirement

Contributions, if any, shall be non-forfeitable upon the Participant’s death during a period of qualified military service (as defined in Code Section 414(u)(5)).  Effective as of the Closing Date (as defined in the PNG Purchase Agreement), each Participant who is a Company Employee (as defined in the PNG Purchase Agreement) as of the Closing Date shall have a non-forfeitable interest in the full value of the Participant’s Account attributable to Matching Contributions and Retirement Contributions, if any.

Any amount which, by reason of this Section 8.2, shall be forfeited as of the Plan Year of forfeiture in which the Participant’s right to recredit of such forfeited amount terminates, shall be used to reduce any Employer Contributions which may be due for such Plan Year or applied toward the payment of administrative expenses of the Plan in accordance with Section 12.12.  The non-vested portion of a Participant’s Account shall not be forfeited until the Participant has five (5) consecutive Breaks in Service or receives a distribution of the vested portion of his Account, if earlier.  A Participant who is not vested in any portion of his Accrued Benefit shall be deemed to have received a distribution of such zero (0) vested benefit at the time of termination of employment with the Employer.

If a Participant is less than one hundred percent (100%) vested in the amounts, if any, credited to his Matching Contribution Account or Retirement Contribution Account at the time of his earlier termination of employment for a reason other than Retirement, involuntary termination without cause (as determined by the Plan Manager under nondiscriminatory rules which are uniformly applied), or Total and Permanent Disability, his Matching Contribution Account and/or Retirement Contribution Account shall be recredited with the full amount of any amount previously forfeited upon the Employee’s subsequent rehire and renewed participation in the Plan, subject to the vesting schedule set forth in this Section 8.2.  Notwithstanding the foregoing, such Participant shall not have a right to have the amount previously forfeited recredited to his Account upon his subsequent rehire if the period between his most recent termination of employment and his date of rehire is greater than five (5) consecutive Breaks in Service, but both pre-break and post-break service will count towards vesting in any such contributions accrued after the Participant’s date of rehire.  A Participant shall be neither required nor permitted to repay amounts previously distributed.

For the purposes of this Article VIII, if a Participant’s employment with the Controlled Group terminates and if, as a result, a part of such Participant’s Account becomes subject to forfeiture, such part shall remain invested in the investment funds pending forfeiture.  Prior to being forfeited, such part shall continue to share in investment gains or losses.

The following is the vesting schedule for Matching Contributions and Retirement Contributions:

Years of Continuous Service	Non-forfeitable Percentage

Less than 1 year	0%
1 year, but less than 2 years	33%
2 years, but less than 3 years	67%
3 years or more	100%

8.3          Vesting as to After-Tax Contributions, Special Contributions, Employer Discretionary Contributions, Standard Rollover Contributions, ESOP Dividends, Pension Rollover Accounts and Carnegie Plan Accounts.  The following shall be one hundred percent (100%) vested and non-forfeitable: (i) all amounts attributable to After- Tax Contributions, Special Contributions, Employer Discretionary Contributions and Standard Rollover Contributions; (ii) all amounts attributable to cash dividends paid with respect to Company Stock in the ESOP and credited to an Account in accordance with

Section 16.8; and (iii) all amounts credited to the Pension Rollover Account and the Carnegie Plan Account.

8.4          Vesting as to Amounts Transferred from the S&P Plan.  The vesting rules of this Article VIII shall apply to the amounts transferred to the Plan from participant accounts under the S&P Plan, as such amounts shall retain the same sources of contribution as they had under the S&P Plan as of December 31, 2012 for all purposes of the Plan, including the application of the vesting rules of this Article VIII.

ARTICLE IX- BENEFITS

9.1          Distribution on Account of Retirement.  In the event of any Participant’s separation from service on account of Retirement, the Plan Manager, in accordance with Section 9.6, shall direct the Trustee to distribute the Participant’s Accrued Benefit to or for the benefit of such Participant in accordance with Section 9.7.  With respect to that part of the value, if any, of a Participant’s Accrued Benefit pledged as collateral security for any promissory note evidencing any outstanding loan to the Participant under the Plan, the Plan Manager shall instruct the Trustee to distribute to the Participant such promissory note.

9.2          Death.  Should a Participant die prior to having had distributed to him or for his benefit all sums held in the Trust for his benefit, the Plan Manager, in accordance with Section 9.6, shall direct the Trustee to pay to the Participant’s Beneficiary such sums in accordance with the method of settlement specified in the Participant’s Beneficiary designation form or, if none, in accordance with Section 9.7.  Notwithstanding the foregoing, with respect to that part of the value, if any, of a Participant’s Accrued Benefit pledged as collateral security for any promissory note evidencing any outstanding loan to the Participant under the Plan, the Plan Manager shall instruct the Trustee with respect to the distribution to the Beneficiary in accordance with Section 7.3(f).  The Plan Manager may require such proof of death and such evidence of the right of any person to receive payment under the provisions of this subsection as the Plan Manager deems to be necessary and advisable.  The determination of the Plan Manager concerning the proof of death and the right of any person to receive benefits hereunder shall be conclusive.

9.3          Disability.  In the event of any Participant’s Total and Permanent Disability, the Plan Manager shall instruct the Trustee to distribute his Accrued Benefit in accordance with the provisions of Sections 9.6 and 9.7.  With respect to that part of the value, if any, of a Participant’s Accrued Benefit pledged as collateral security for any promissory note evidencing any outstanding loan to the Participant under Article VII of the Plan, the Plan Manager shall instruct the Trustee to distribute such note to the Participant.

9.4          Termination of Employment.  Subject to the consent requirements of Section 9.6, upon the termination of employment of a Participant other than for reasons of Retirement, death, or Total and Permanent Disability, the Plan Manager shall determine the Participant’s non-forfeitable and forfeitable interests in his Accrued Benefit represented by his Account pursuant to Article VIII and shall direct the Trustee to distribute the non-forfeitable amount of the Participant’s Account to or for the benefit of such Participant in accordance with Sections 9.6 and 9.7.  A Participant who has performed qualified military service (as defined in Code Section 414(u)(5)) for a period of more than thirty (30) days shall be treated as having terminated employment and shall be entitled to receive a distribution of his non-forfeitable interest in his Accrued Benefit in accordance with this Section 9.4.  Notwithstanding the first sentence hereof, if the employment of a Participant terminates within the meaning of this Section 9.4, but the Participant subsequently becomes reemployed as an Employee before the Trustee has distributed, or begun to distribute, the non-forfeitable amount of the Participant’s Account to the Participant in accordance with Section 9.6, the Participant shall not be entitled to receive any distribution under this Section 9.4 on account of his prior termination of employment.

9.5          Distribution Upon Attainment of Age 59½.  A Participant who is an Employee may request the withdrawal of up to all (but not less than any minimum amount established from time to time by the Plan Manager) of his available non-forfeitable Accrued Benefit if he has attained age fifty-nine and one-half (59½).  Upon receiving such request, the Plan Manager shall direct the Trustee to distribute such non-forfeitable portion of the Participant’s Accrued Benefit.  The portion, if any, of a Participant’s Accrued Benefit that has been pledged as collateral for a loan is not available for withdrawal under this Section.

9.6          Distribution.  To the extent practical, the Employer may notify the Plan Manager, in writing, of any Participant who retires, dies, or becomes Totally and Permanently Disabled, any Participant whose service with the Controlled Group is terminated, and any Participant who requests a withdrawal of all or part of his Accrued Benefit in accordance with Section 9.5.  The determination as to the amount of each Participant’s non-forfeitable interest in his Accrued Benefit represented by his Account (the “Distributable Amount”) shall be made by the Plan Manager as of the Valuation Date immediately preceding the distribution.

As soon as administratively possible following the event causing distribution, the Plan Manager shall direct the Trustee to distribute such Distributable Amount to, or for the benefit of, such Participant, if: (i) the Participant consents to such distribution being made, or (ii) the value of such Distributable Amount is one thousand dollars ($1,000) or less.  The one thousand ($1,000) threshold limit for Participant consent will be determined by including the amount of Pension Rollover Amounts, if any, made under Section 1.42, and Standard Rollover Contributions, if any, made by the Participant under Section 4.5, and related earnings on both.

Notwithstanding any Plan provision to the contrary, the distribution of a Distributable Amount which is one thousand dollars ($1,000) or less must be made in the form of a single lump sum whether or not the distribution is made with the consent of the Participant.

If the Participant has not attained Normal Retirement Age and if the value of his Distributable Amount is more than one thousand dollars ($1,000), the Participant must be informed of his right to consent to a distribution from the Plan.

If a Participant at his termination of employment, or a Beneficiary, is required to give consent, but does not consent to a distribution, his Distributable Amount shall be held by the Trustee until the earlier of the Participant’s or the Beneficiary’s request for distribution, or the Participant’s Required Beginning Date, as defined in Section 9.11(c)(6)(v), whereupon no consent is required from either a Participant or a Beneficiary for any required minimum distribution, as set forth in Section 9.11.

9.7          Method of Payment.  Upon the happening of an event which necessitates a distribution, such distribution shall be made in accordance with the Participant’s (or Beneficiary’s, if applicable) election of one (1) of the following:

(a)           distribution in a lump sum of all or part of the Participant’s non-forfeitable interest in his Accrued Benefit at the time of distribution; or

(b)           payments in periodic installments, in such amount or over such time as may be designated by the Participant (or Beneficiary, if applicable), but subject to a maximum period of twenty (20) years (or, if lesser, the life expectancy of the Participant and his Beneficiary in accordance with Section 9.11).  Where periodic payments are to be made hereunder, the Participant’s Account shall continue to be invested as part of the Trust and distributions shall be made from the Participant’s Account.  If installments are to be made over a specified annual period of time, the annual distribution shall be a fraction of the Participant’s Account as determined as of the beginning of each year in which a distribution is to be made and, the fraction will be equal to one (1) divided by the number of years of payments left; or

(c)           where applicable, a Direct Rollover as described in Section 9.12.

Notwithstanding any other provision of the Plan to the contrary, if a Participant has a Carnegie Plan Account, such account shall be subject to the special distribution provisions in Section 9.13.

9.8          Medium of Payment.  Any distribution made hereunder shall be in the form of cash (except that distribution of amounts held in Company Stock shall be made in the form of securities if the Participant (or Beneficiary) makes an affirmative election to receive securities).  With respect to that part of the value, if any, of a Participant’s Account pledged as collateral security for any promissory note evidencing any outstanding loan to the Participant under the Plan, the Plan Manager shall instruct the Trustee to distribute to the Participant such promissory note in accordance with the rules set forth in Article VII.  Upon distribution in kind, the fair market value of the securities or other property shall be determined as of the date delivered to the transfer agent with irrevocable instructions to re-register such property in the name of the distributee (the “Transfer Date”).  Subsequent fluctuations in the market value of securities or property after the Transfer Date shall not in any manner change the value initially determined at the Transfer Date.  Any gains or losses in the securities or other property shall be borne solely by the Participant.  With respect to any Participant who is a Company Employee on the Closing Date (as such terms are defined in the PNG Purchase Agreement) and, consistent with Section 3.2, who has a Separation from Service Date as a result thereof, the Plan Manager shall instruct the Trustee to transfer in-kind, and rollover, any promissory note evidencing an outstanding loan along with the balance of the Participant’s Account pledged as collateral security with respect to such loan; provided that the Participant makes a written request for a distribution of the entire non-forfeitable Account that also includes requests by the Participant both for a direct rollover to a tax-favored retirement plan sponsored by PNG Companies LLC or its affiliates and for an in-kind transfer with respect to any outstanding loan to the Participant under the Plan that is not yet in default.

9.9          Facility of Payment.  In the event any payment due under the terms of the Plan is to be made to a minor or incompetent person, such payment may be made to or for the benefit of such minor or incompetent person in any of the following ways as the Plan Manager shall determine:

(a)           directly to such minor or incompetent person if permitted by law;

(b)           to the legally appointed guardian of such minor or incompetent person; or

(c)           to any person or institution maintaining such minor or incompetent person.

Any such payment made in good faith shall relieve each Employer, the Board, the BIC, the BAC, their members, the Plan, the Plan Manager(s), the Trustee, and their officers, employees and agents from any further obligation or liability to any party with respect to such payment.

9.10        Hardship Distribution.  Notwithstanding any other provision of this Article IX, the Plan Manager may authorize the distribution of a part or all of an actively employed Participant’s non-forfeitable interest in his Accrued Benefit attributable to After- Tax Contributions, Catch-Up Contributions, Contract Contributions, interest or gains on such Contract Contributions prior to December 31, 1988, and his Standard Rollover Contribution Account, if any, (but not any other portion of his Accrued Benefit) if the Plan

Manager, in its sole discretion, determines that such distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.  No portion of a Participant’s Accrued Benefit that: (i) has been pledged as collateral for a loan, or (ii) is part of the Participant’s ESOP Account (as defined in Section 16.2(b)) may be withdrawn under this Section.

The following are the only financial needs considered to be immediate and heavy: (i) deductible medical expenses (within the meaning of Code Section 213(d)) which are not reimbursable under any medical insurance plan and which are previously incurred by the Participant, the Participant’s spouse, children, or dependents, or are necessary for those persons to obtain medical care described in Code Section 213(d); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition and related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, his children, or his dependents; (iv) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage on, the Participant’s principal residence; (v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)); or (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(a)           The Participant has obtained all distributions (including distribution of any dividends available under Code Section 404(k) or Section 16.8 of the

Plan), other than hardship distributions, and all nontaxable loans under all plans maintained by the Controlled Group; or

(b)           The Participant’s Contract Contributions (and related Matching Contributions) under this Plan, and his elective contributions and employee contributions under any other plan(s) maintained by the Controlled Group, including any employee stock purchase plan maintained by the Controlled Group, shall be suspended for six (6) months after the receipt of the hardship distribution; and

(c)           The distribution is not in excess of the amount required to meet an immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution, which immediate and heavy financial need was created by the financial hardship of the Participant and which amount is not reasonably available to the Participant from other sources.

The Participant must request a hardship distribution on a form provided therefor by the Plan Manager, and must furnish such information and evidence as the Plan Manager may require to establish the existence of a hardship to the satisfaction of the Plan Manager.  Hardship distributions shall be granted by the Plan Manager under non-discriminatory rules which are consistently applied.

9.11        Mandatory Distributions Required by Law.  Notwithstanding any other provision in this Plan to the contrary, distribution of a Participant’s Account must commence in accordance with this Section.  Capitalized terms herein shall have the meanings set forth in subsection (c)(6) below or, if not defined therein, then Article I.

(a)           Unless the Participant elects otherwise, distribution must commence no later than sixty (60) days after the close of the Plan Year in which occurs the latest of:

(1)           the Participant’s Normal Retirement Date;

(2)           the tenth (10th) anniversary of the date upon which the Participant commenced participation in the Plan; or

(3)           the date on which the Participant terminates employment with the Controlled Group.

Notwithstanding the foregoing provisions of the subsection (a), a Participant shall be required to file a claim for benefits before payment of benefits will commence.

(b)           If the distribution of a Participant’s interest has begun (as determined in accordance with Code Section 401(a)(9) and the related regulations), and the Participant dies before his entire interest has been distributed to him, any payments to his Beneficiary shall be distributed at least as rapidly as permitted under the method of distribution which is in effect at the time of the Participant’s death.

(c)           Required Minimum Distributions.

(1)           General Rules.

(i)            Precedence.  The requirements under this subsection (c) will take precedence over any inconsistent provisions of the Plan to the extent required to meet the requirements of Code Section 401(a)(9).  Also, the provisions under this subsection (c) shall serve neither to expand or contract any distribution options otherwise available under the terms of the Plan nor to delay any required starting date associated with a distribution option.

(ii)           Requirements of Treasury Regulations Incorporated.  All distributions required under this subsection (c) will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(iii)          Beneficiary Designations Made Before January 1, 1984.  Notwithstanding the other provisions of the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(2)           Time and Manner of Distribution.

(i)            Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)          If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½), if later.  Notwithstanding the foregoing, if the spouse elects to receive a single sum, such amount will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(B)          If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(C)          If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(D)          If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (c)(2)(ii), other than subsection (c)(2)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (c)(2)(ii) and subsection (c)(4) below, unless subsection (c)(2)(ii)(D) applies, distributions are deemed to begin on the Participant’s Required Beginning Date.  If subsection (c)(2)(ii)(D) applies, distributions are deemed to begin on the date distributions are required to begin to the surviving spouse under subsection (c)(2)(ii)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection  (c)(2)(ii)(A)), the date distributions are deemed to begin is the date distributions actually commence.

(iii)          Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with subsections (c)(3) and (c)(4) below.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and related Treasury Regulations.

(3)           Required Minimum Distributions During Participant’s Lifetime.

(i)            Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)          the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)          if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 9.11(c)(3) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(4)           Required Minimum Distributions After Participant’s Death.

(i)            Death On or After Date Distributions Begin.

(A)          Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)           The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)          No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           Death Before Date Distributions Begin.

(A)          Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in subsection (c)(4)(i) above; provided, however, that if distribution is made in the form of a single sum, distribution will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(B)          No Designated Beneficiary.  If the  Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(C)          Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (c)(2)(ii)(A) above, this subsection (c)(4)(ii) will apply as if the surviving spouse were the Participant.

(5)           2009 RMDs.  Notwithstanding anything in this Section 9.11 of the Plan to the contrary, a Participant or Designated Beneficiary who would have been required to receive minimum distributions for the 2009 calendar year (“2009 RMDs”), but for the enactment of Section 401(a)(9)(H) of the Code, and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for the 2009 calendar year unless the Participant or Designated Beneficiary, after being given the opportunity to elect to receive the distributions described in this sentence, chooses to receive such distributions.  In addition, consistent with Section 9.12(b)(2) of the Plan, a direct rollover will be offered only for distributions that would be Eligible Rollover Distributions without regard to Section 401(a)(9)(H) of the Code.

(6)           Definitions Applicable to This Section 9.11(c).

(i)            “Designated Beneficiary” shall mean the individual who is designated as the Beneficiary under Section 1.6 and is the designated beneficiary under Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9)-1, Q&A-4.

(ii)           “Distribution Calendar Year” shall mean the calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 9.11(c)(2).  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)          “Life Expectancy” shall mean the life expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9.

(iv)          “Participant’s Account Balance” shall mean the Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Account during the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The Participant’s Account for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)           “Required Beginning Date” shall mean the April 1 of the calendar year following the calendar year in which the Participant terminates employment with the Controlled Group or attains age seventy and one-half (70½), whichever is the later to occur; provided, however, that in the case of a Participant who is a “5 percent owner” (as defined in Code Section 416(i)(1)), the Required Beginning Date is April 1 of the calendar year following the year in which the Participant attains the age of seventy and one-half (70½), regardless of whether his employment with the Controlled Group has terminated.

9.12        Direct Rollover.  Capitalized terms herein shall have the meanings set forth in subsection (b) below or, if not defined therein, then Article I.

(a)           With respect to Eligible Rollover Distributions, a special election may be made to avoid the imposition of automatic withholding of federal income taxes.  This special election is to have the Trustee pay all or any portion of the Eligible

Rollover Distribution, at the time and in the manner prescribed by the Plan Manager, directly to the Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

At least thirty (30) days, but no more than one hundred eighty (180) days, before a distribution of an Eligible Rollover Distribution hereunder, a Distributee shall be given notice of his ability to elect a direct rollover.  A distribution may be made, but shall not be required to be made, less than thirty (30) days after receipt of the notice required by this subsection (a), provided that: (i) the notice clearly informs the Distributee of the right to consider the decision regarding direct rollover for a period of thirty (30) days after the notice is provided, and (ii) after receiving the notice, the Distributee waives the thirty (30)-day period by electing a distribution.

(b)           Definitions.

(1)           A “Distributee” is a Participant, a Participant’s surviving spouse, a Participant’s former spouse who is an alternate payee under a “qualified domestic relations order” described in Code Section 414(p) and ERISA Section 206(d), or a Participant’s nonspouse Beneficiary.

(2)           An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution described in Code Section 402(c)(4)(C); and (iv) any other distributions excluded pursuant to Treasury Regulations or other Internal Revenue Service pronouncements.  Eligible Rollover Distributions shall include only those distributions that would be Eligible Rollover Distributions without regard to Section 401(a)(9)(H) of the Code.

(3)           An “Eligible Retirement Plan” is: (i) an individual retirement account or annuity described in Code Sections 408(a) and 408(b) (collectively, “IRA”), (ii) an annuity plan described in Code Section 403(a), (iii) a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution, (iv) an annuity contract described in Code Section 403(b), (v) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan, and (vi) to the extent a Distributee is eligible under Code Section 408A, a Roth IRA; provided, however, that in the case of an Eligible Rollover Distribution to a Participant’s nonspouse beneficiary, an Eligible Retirement Plan is an IRA to the extent: (i) such IRA is treated as an inherited IRA (within the meaning of Code Section 408(d)(3)(C)), and (ii) Code Section 401(a)(9)(B) (other than clause (iv) thereof) applies to such IRA.  The Distributee, not the BAC or the Plan Manager, is responsible for determining whether the Distributee is eligible to roll over an Eligible Rollover Distribution to a Roth IRA.

(4)           A “Direct Rollover” is a payment by the Trustee to the Eligible Retirement Plan specified by the Distributee.

9.13        Special Distribution Provisions for Former Participants of the Carnegie Plan.

(a)           General.  The provisions of this Section 9.13 apply only to former Participants of the Carnegie Plan.  Further, the provisions apply only to a

Participant’s Carnegie Plan Account established under Section 4.4 to hold all assets transferred from the Carnegie Plan to the Plan.  For purposes of this Section only, the capitalized terms used herein and not otherwise defined in this Plan shall be defined in accordance with the Carnegie Plan as of the day before the assets were transferred to this Plan.

(b)           In-Service Withdrawals.

(1)           A Participant may withdraw all or any part of the fair market value of his Mandatory Contributions, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions or Transfer Contributions under the Carnegie Plan upon written request to the Plan Manager.  Such requests shall include the Participant’s address, social security number, birthdate, the amount of the withdrawal and such other information as the Plan Manager may reasonably require or as may be required by law or regulation.  If at the time a distribution of Qualified Voluntary Contributions is received the Participant has not attained age fifty-nine and one-half (59½) and is not disabled, as defined in Code Section 22(e)(3), the Participant will be subject to a federal income tax penalty, unless the distribution is rolled over to a qualified plan or individual retirement plan within sixty (60) days of the date of distribution.  A Participant may withdraw all or any part of the fair market value of his pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto.  Post-1986 Voluntary Contributions may be withdrawn only along with a portion of the earnings thereon.  The amount of the earnings to be withdrawn is determined by using the formula: DA [1- (V ÷ V+E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V+E is the amount of Voluntary Contributions plus the earnings attributable thereto.  A Participant withdrawing his other contributions prior to attaining age fifty-nine and one-half (59½), will be subject to a federal tax penalty to the extent that the withdrawn amounts are includible in income.

(2)           Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary earlier than upon separation from service, death, or disability.  Such contributions, however, may be distributed upon:

(i)            Termination of the Plan without the establishment of another defined contribution plan.

(ii)           The attainment of age fifty-nine and one-half (59½).

(iii)          The hardship of the Participant as described in Section 9.10.

All distributions that may be made pursuant to one (1) or more of the foregoing distributable events under subsection (b)(1) or (2) above are subject to the spousal and Participant consent requirements, if applicable, contained in Section 9.6, in accordance with Code Sections 401(a)(11) and 417.

Notwithstanding anything in this Plan to the contrary, any restrictions on in-service distributions including loans and hardship distributions, for ESOP Accounts, as found generally under Article IX, shall not be applicable to any portion of the ESOP Account attributable to those Contributions under the Carnegie Plan identified in this Section 9.13(b) and, instead, distribution of that portion of the ESOP Account shall be made consistent with the in-service distribution rules as set forth in this Section 9.13(b).

(c)           Form of Payment.  The normal form of payment shall be a lump sum with no option for annuity payments.  A Participant whose vested Accrued Benefit exceeds five thousand dollars ($5,000) shall have the right to receive his benefit in a partial lump sum or in an optional form of payment which shall include monthly, quarterly, semi-annual or annual payments from the Plan over any period not extending beyond the life expectancy of the Participant and his Beneficiary.  For purposes of this paragraph, for Plan Years prior to 1989, a Participant’s vested Accrued Benefit shall not include Qualified Voluntary Contributions.

The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing a lump sum or installment payment option.  No amendment to the Plan may eliminate any of the optional distribution forms listed above, except as permitted by applicable law.

9.14        Determination of Vested Portion of Matching Contributions and Retirement Contributions.  If a Participant is not fully vested in the Matching Contributions or Retirement Contributions credited to his Account at the time he makes a withdrawal from that Account under this Article IX, the vested portion at any time shall be equal to an amount (“X”) determined in accordance with the following formula:

X = P*(AB + D) - D

For purposes of this formula, “P” is the vested percentage at the time of determination; “AB” is the Account balance at the time of determination; and “D” is the amount of distribution.

9.15        In-Service Distribution of After-Tax Contributions and Related Matching Contributions.  In accordance with procedures adopted and uniformly applied by the Plan Manager and subject to the requirements herein, a Participant, who is not in default of a loan under Article VII, may request the withdrawal of any portion of his available After-Tax Contribution Account and any portion of his Matching Contribution Account that is directly attributable to such Participant’s After-Tax Contributions; provided, however, the Participant’s Matching Contribution Account is one hundred percent (100%) vested at the time of the request for such withdrawal.  A Participant may request a withdrawal under this Section no more frequently than once annually.  The portion, if any, of a Participant’s After-Tax Contribution Account and Matching Contribution Account which has been pledged as collateral for a loan is not available for withdrawal under this Section.

ARTICLE X- TRUST AND TRUSTEE

10.1        Trust.  The BIC shall, on behalf of the Plan, enter into a Trust Agreement with the Trustee containing such terms and conditions as it deems to be appropriate for the implementation of the Plan.  The Trust Agreement shall contain the broadest investment powers, and shall specifically contain language to enable the Trustee to invest in any commingled or collective investment fund maintained by the Trustee and insurance companies for investment of qualified pension and/or profit sharing plans.  The BIC may direct the Trustee to pay proper Plan expenses from the Trust.

10.2        Removal or Resignation.  The Trustee may resign by giving ninety (90) days written notice to the BIC.  The BIC may remove the Trustee in accordance with the terms of the Trust Agreement.  Upon the resignation or removal of the Trustee, the BIC shall appoint a successor Trustee who shall have all of the powers granted to the original Trustee.  The Trustee so appointed, or any successor thereto, shall receive all contributions made hereunder, and shall invest the same in accordance with the instructions of the BIC.  The Trustee shall make disbursements from the Trust in accordance with the written directions of the BIC.

ARTICLE XI- AMENDMENT, TERMINATION AND MERGER

11.1        Amendment.  The Company, acting in its own interest as Plan sponsor, reserves the right to amend the Plan at any time in whole or in part and either prospectively or retroactively or both, in any respect, by action of the Management Development and Compensation Committee of the Board, or by action of the Company’s Chairman, President and Chief Executive Officer or the Vice President and Chief Human Resources Officer as described below; provided, however, that no such amendments or modifications shall authorize or permit any Plan assets (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

The President and Chief Executive Officer and the Vice President and Chief Human Resources Officer of the Company are each authorized to act on behalf of the Company and to adopt any amendment to the Plan which:

(a)           has been determined to be necessary or appropriate by outside counsel to obtain or retain the tax-exempt status of the Plan under the Code and to conform to the requirements of ERISA, and each other federal, state and local statutory or decisional law applicable to the Plan; or

(b)           the annual cost of which, when added to the cost of any other amendments adopted pursuant to this delegation of authority in the same fiscal year of the Company, is determined by the proper officers of the Company responsible for pension plan accounting and finance not to cause an increase in the annual cost of the Plan in excess of one million dollars ($1,000,000) nor to cause the aggregate annual costs of all Company plans to increase by more than two million dollars ($2,000,000).

The adoption of any amendment shall be evidenced either by the signature of an authorized officer (or his authorized representative or delegate) or by a certification of adoption by the Secretary of the Management Development and Compensation Committee of the Board, whichever is applicable.  A copy of the signed or certified amendment shall be filed with the Plan document and, to the extent required by applicable law, communicated to affected Participants and Beneficiaries.  Unless another effective date is specified in the amendment, any amendment authorized hereunder shall become effective upon such execution or certification, and where necessary, delivery of the executed written instrument to the Trustee and the endorsement of the Trustee of his written consent thereto, if such consent is required.

11.2        Failure to Qualify.  If it should be finally determined that this amended and restated Plan does not qualify under Code Section 401(a), that any subsequent amendment to the Plan causes the Plan to fail to qualify under Code Section 401(a), and/or that the Plan’s related Trust is not tax exempt under Code Section 501(a) or any other statute of similar import, this amendment and restatement, or any such subsequent amendment to the Plan, shall be of no force or effect, and the rights of all affected persons shall be determined as if this amendment and restatement, or any such subsequent amendment, as applicable, had never been adopted.

11.3        Discontinuance of Contributions and Termination of the Plan.  Any Employer, by action of its Board, shall have the right at any time to discontinue its contributions hereunder and withdraw from further participation in the Plan.  The Company, by action of the Management Development and Compensation Committee of the Board, shall have the right to terminate the Plan and the Trust by delivering to the Trustee, the BAC, and the BIC written notice of such discontinuance and termination and by submitting any special termination reports required by law to the Secretary of Labor, the Internal Revenue Service, and any other governmental agencies.

Any resolution to terminate the Plan, or any resolution to discontinue contributions, shall be evidenced by the signature of an authorized officer (or his authorized representative or delegate), or by a certification by the Secretary of the Management Development and Compensation Committee of the Board (or the secretary of the applicable Employer’s Board).  A copy of any signed or certified resolution shall be filed with the Plan document and, to the extent required by applicable law, communicated to affected Participants and Beneficiaries.

The Plan shall automatically terminate upon all Employers permanently ceasing contributions hereunder, or upon the dissolution or winding up of the affairs of all Employers.  Changes in the makeup of any Employer shall not be deemed to be a termination of the Plan, nor shall any such changes be construed as an automatic discontinuance or modification thereof.

11.4        Vesting and Distribution Upon Discontinuance of Contributions or Termination of the Plan.  Upon the permanent discontinuance of contributions, the termination of the Plan, or the partial termination of the Plan, the interests of all affected Participants shall become fully vested, shall not thereafter be subject to forfeiture, and shall be distributed as and when the BAC shall designate or at such time as the assets of the Trust are required to be distributed by the provisions of this Plan.

Upon partial or complete termination of the Plan, if there are any assets in the Trust which have not been allocated to any Participant, such assets, or that part remaining after the payment of taxes and administration expenses, shall be allocated, to the extent permitted by any applicable law, to each Participant in the same proportion as the

Accrued Benefit (except for any amount in a Standard Rollover Contribution Account) of each Participant bears to the total of all amounts credited to the Accrued Benefits (except for any amount in a Standard Rollover Contribution Account) of all Participants.  Any amounts that cannot be allocated because of any applicable limitations shall be returned to the Employer in accordance with applicable law.

Notwithstanding anything in this Section to the contrary, the Account balances of Participants shall not be distributed solely on account of a partial or complete termination where any member of the Controlled Group establishes or maintains another defined contribution plan, other than an employee stock ownership plan (as defined in Code Sections 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)).

11.5        Merger.  In the event of merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have an Accrued Benefit immediately after the merger, consolidation, or transfer (as if the Plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (as if the Plan had then terminated).

ARTICLE XII- MISCELLANEOUS

12.1        Participant’s Rights.  Neither the establishment of any Trust created hereunder, nor any subsequent modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any particular Participant, or any person whomsoever, any legal or equitable right as against the BAC, the BIC or the Board or any of their members, any Employer or the Trustee or any of their officers, directors, or agents, or the Plan Manager(s) with regard to his employment, continuation of this Plan or contributions made hereunder.  All Employees shall remain subject to discharge to the same extent as if this Plan had never been adopted.

12.2        Spendthrift Clause.  Except as otherwise provided in Article VII with respect to Plan loans, the benefits, payments, proceeds, claims, or rights of any Participant or Beneficiary herein shall not be subject to any claim of any creditor of such Participant or Beneficiary, and, in particular, the same shall not be subject to attachment or garnishment, or other legal process by any creditor of the Participant or his Beneficiary, nor shall any such Participant or Beneficiary hereunder have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments or proceeds which he may, at any time, be entitled to receive, contingently or otherwise, under this Plan.

Notwithstanding the preceding paragraph, the Plan will recognize any “qualified domestic relations order” within the meaning of ERISA Section 206(d) and Code Section 414(p); provided, however, that where because of a qualified domestic relations order more than one (1) individual is treated as the surviving spouse of a Participant, the total benefits to be paid to such surviving spouses as a group shall not exceed the amount that would be paid if there were only one (1) surviving spouse.  The

Plan Manager will follow the procedure set forth in the Code and ERISA for determining the qualified status of a domestic relations order and will establish such other practices and procedures as may be administratively necessary to comply with such order.  If a Participant has a qualified domestic relations order (as defined in Code Section 414(p)) against whom the order is entered, the date of Retirement shall be considered the date the order is determined to be qualified.  However, this provision shall apply only for the alternate payee (as defined by Code Section 414(p)(8)) and not for any distribution to the Participant.  Any qualified domestic relations order in effect under the S&P Plan as of December 31, 2012 shall be recognized as such, and shall remain in effect, for purposes of this Plan until subsequently modified or otherwise altered in a legally enforceable way.

In addition, notwithstanding any contrary Plan provision, the Accrued Benefit of a Participant may be offset by the amount the Participant is ordered or required to pay to the Plan under any judgment, order, or decree issued, or settlement agreement entered into on or after August 5, 1997, which is the result of a fiduciary violation (or alleged violation) or conviction of a crime or other situation involving the Plan, as described under ERISA Section 206(d)(3) and Code Sections 401(a)(13)(C) and (D).

12.3        Unclaimed Amounts.  It shall be the sole duty and responsibility of each Participant (including a retired or terminated Participant), Beneficiary and alternate payee under a qualified domestic relations order to keep the Trustee and the Employer apprised of his most current address.  If any benefit to be paid under this Plan cannot be distributed because of the Employer’s and Trustee’s inability, after a reasonable search, to locate a particular Participant, Beneficiary or alternate payee legally entitled to such benefit, or a Participant’s, Beneficiary’s or alternate payee’s failure to satisfy the Plan’s administrative requirements for a distribution of benefits, the Plan Manager shall direct the Trustee to treat the entire benefit as a forfeiture under the Plan.

If a Participant, Beneficiary or alternate payee whose benefit has been forfeited is located (or subsequently satisfies the Plan’s administrative requirements for a distribution of benefits) and the Plan has not terminated (or the Plan has terminated but all benefits have not yet been paid), then the benefit will be restored, unadjusted for any gains or losses occurring subsequent to the date of the event causing the forfeiture.  The Plan Manager shall restore the benefit by use of available forfeitures, if any, resulting from the application of Article VIII, unless there are special or other contributions of the Employer.  If, however, such Participant, Beneficiary or alternate payee whose benefit has been forfeited has not been located (or has not satisfied the Plan’s administrative requirements for a distribution of benefits) by the time the Plan terminates and all benefits have been distributed from the Plan, then the forfeiture of such unpaid benefit will not be restored.

12.4        Judicial or Administrative Proceedings.  In any action or proceeding involving the Plan or any property constituting any part or all of the Trust, or the administration thereof, the Employer and the Trustee shall be the only necessary parties and no Employees, former Employees, Beneficiaries, or any other persons having or claiming to have an interest in the funds under the Plan shall be entitled to any notice of the proceeding unless required by the court or administrative agency having jurisdiction over the proceeding or by applicable law.  Any final judgment which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, and all persons having or claiming to have any interest in the Plan.

12.5        Power to Interplead.  In any action either at law or equity involving a Participant and his interest under the Plan or its operation, but in which neither the Trustee nor the Employer is directly a party litigant or necessary party, upon court approval or order, the Employer may direct the Trustee to pay over to any court or those persons designated by the court all sums or property subject to such litigation.  Upon such payment, neither the Trustee nor the Employer shall be liable or accountable for such payment.

12.6        Limitation of Benefit.  All benefits hereunder shall be payable solely from the assets of the Trust, including insurance contracts held by the Trustee, and the Employer does not assume any other liability or responsibility therefor or guarantee such benefits.  The liability and responsibility of an Employer are strictly limited to the provisions of this Plan.

12.7        Construction of the Plan.  The Plan shall be construed and administered according to the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions but excluding its choice of law provisions, and any federal laws that may from time to time be applicable.  Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  Whenever any words are used in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and whenever any words are used in the plural form, they shall be construed as though they were also used in the singular form in all cases where they would so apply.  Headings of Articles and Sections of this instrument are inserted for convenience of reference only and, as such, they constitute no part of this Plan and are not to be considered in the construction hereof.

12.8        Liability of Officers and Directors.  Subject to the provisions of ERISA, no past, present, or future officer or director of the Controlled Group shall be personally liable to the Plan, its Trust, the Trustee, the Employer, the BIC, the BAC, any member of the BIC or BAC, the Plan Manager(s), any Participant, any Beneficiary, or any other person under any provision of the Plan, the Trust Agreement, or any insurance or annuity contract.

12.9        Use of Electronic Media.  Notwithstanding any provision herein which requires notices, consents, elections, or other actions under the Plan to be effectuated through a writing, such notices, consents, elections, or other actions may be effectuated through the use of electronic media if so provided in procedures established by the BAC and/or in a format that is acceptable to the Plan Manager and is consistent with Department of Labor or Internal Revenue Service pronouncements or other applicable law.

12.10      Timing of Notices, Elections, Consents and Other Actions.  Any time periods set forth herein for providing notices, making elections, granting consents, or taking other actions which are based upon time limits established under applicable law shall be deemed to be automatically amended, without the necessity of a formal amendment, to reflect any subsequent modification of those deadlines through Department of Labor or Internal Revenue Service pronouncements or other changes in applicable law.

12.11      Rights of Reemployed Veterans.  Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).  A Participant who returns to employment with the Employer within the time prescribed by law under chapter 43 of title 38, United States Code, shall:

(a)           receive credit to his Account, within 90 days of his return to employment, for the amount of any Retirement Contributions made by the Employer during the period of qualified military service that the Participant did not receive but would have otherwise been entitled to receive under Section 4.2(b); and

(b)           be entitled to make additional Contract Contributions and Catch-Up Contributions, over a period equal to three times the period of qualified military service, but not to exceed five (5) years, in an amount equal to the maximum amount of such Contract Contributions and Catch-Up Contributions that the Participant would have been eligible to make under the Plan during the period of qualified military service if the Participant had continued to be employed, less any Contract Contributions and Catch-Up Contributions actually made during such period of qualified military service.  In addition, the Participant shall receive credit to his Account for any corresponding Matching Contributions that the Participant would have been entitled to receive under Section 4.2(a) with respect to such additional Contract Contributions and Catch-Up Contributions made under this Section 12.11(b).

In addition, loan repayments shall be suspended during qualified military service.  Upon re-employment, loan repayments will be reamortized and the repayment period will be extended by the length of the qualified military service.  The interest rate for this purpose shall be the lesser of the interest rate set forth in Section 7.2(d), applied as if the loan was approved on first day of re-employment, and six percent (6%).

12.12      Payment of Expenses.  All administrative expenses of the Plan shall be paid out of Plan assets (including those attributable to forfeitures under Article VIII), to the extent not paid by the Employer.  Such expenses shall include any expenses incident to the functioning of the BAC and the BIC (or their delegates) and the Trustee, including, but not limited to, fees of the Plan’s accountants, outside counsel and other specialists, Trustee’s fees, asset management fees, and other costs of administering the Plan.

12.13      Limitation of Time to Commence Legal Action.  Notwithstanding any otherwise applicable legally-prescribed statute of limitations period, no legal action may be commenced or maintained to recover benefits under this Plan more than twelve (12) months after the final review decision by the BAC has been rendered (or deemed to have been rendered).

ARTICLE XIII- TOP HEAVY PROVISIONS

13.1                        Effect of a Determination of Top-Heaviness.  Capitalized terms herein shall have the meanings set forth in Section 13.2 below or, if not defined therein, then Article I.  For any Plan Year in which the Plan is a Top Heavy Plan, the following provisions shall apply and shall supersede any conflicting provisions of the Plan:

(a)                                 Minimum Contribution.  A minimum contribution shall be provided to the Account of each Non-Key Employee who has not separated from service by the end of the Plan Year in which the Plan is a Top Heavy Plan (and, subject to Section 13.3(d), who has not received the minimum Top Heavy benefit under any defined benefit plan of the Controlled Group).  The amount of the minimum contribution shall be equal to the lesser of:

(1)                                 three percent (3%) of such Participant’s compensation (as defined in Code Section 415) (any Matching Contributions allocated to such Participant shall be taken into account for purposes of this three percent (3%) minimum contribution requirement in accordance with Code Section 416(c)(2)(A)); or

(2)                                 the highest percentage of compensation at which contributions were made for the Plan Year to a Participant who is a Key Employee for such Plan Year.  For purposes of this subsection (a)(2) only, both Contract Contributions and Matching Contributions made on behalf of Key Employees shall be taken into account.

(b)                                 Vesting.  A Participant’s vested interest in his Matching Contribution Account, if any, shall be determined pursuant to the following schedule to the extent it is more favorable than the schedule set forth in Article VIII:

Years of Continuous Service	Non-Forfeitable Percentage

Less than three	0%
Three or more	100%

13.2                        Definitions.  For purposes of this Article only, the following special definitions shall apply:

(a)                                 Top Heavy Plan.  The Plan is a Top Heavy Plan if, as of the Determination Date:

(1)                                 the Plan is not included in a Required Aggregation Group, and the aggregate of the Accrued Benefits of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of such Accrued Benefits of all Employees under the Plan, or

(2)                                 the Plan must be included in a Required Aggregation Group, and such group is a Top Heavy Group; provided, however, that a Plan is not a Top Heavy Plan as of the Determination Date if it is included in a Permissive Aggregation Group which is not a Top Heavy Group.

(b)                                 Top Heavy Group.  An Aggregation Group is a Top Heavy Group if: (1) the sum (as of the Determination Date) of (A) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and (B) the aggregate of the accrued benefits of Key Employees under all defined contribution plans included in such group, (2) exceeds sixty percent (60%) of a similar sum determined for all employees under such plans.

(c)                                  “Key Employee” shall mean each Employee or former Employee who is, at any time during the Plan Year ending on the Determination Date, any one (1) or more of the following:

(1)                                 An officer of the Company or another member of the Controlled Group whose annual compensation for the Plan Year exceeds fifty percent (50%) of the amount specified in Code Section 415(b)(1)(A) for such Plan Year, as adjusted under Code Section 416(i)(1)(A));

(2)                                 Any person owning (or considered as owning within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)) more than five percent (5%) of the outstanding stock of the Company or another member of the Controlled Group (or stock having more than five percent (5%) of the total combined voting power of all stock of the Company or another member of the Controlled Group) (a “5 Percent Owner”); or

(3)                                 Any person who has annual compensation from the Controlled Group of more than one hundred and seventy thousand dollars ($170,000) for the 2015 Plan Year and would be described in paragraph (2) above, if “one percent (1%)” were substituted for “five percent (5%)”.

For purposes of this definition, “compensation” shall have the meaning which is set forth in Code Section 414(q)(4).

For purposes of determining whether a person is an officer in paragraph (1) above, in no event will more than fifty (50) employees or, if the Controlled Group has fewer than five hundred (500) employees, the greater of three (3) employees or ten percent (10%) of all employees, be considered Key Employees solely by reason of officer status.  In addition, persons who are merely nominal officers will not be treated as

Key Employees solely by reason of their titles as officers.  A “Non-Key Employee” shall mean any employee who is not a Key Employee.

The Beneficiary of any deceased Key Employee or Non-Key Employee shall be considered a Key Employee or a Non-Key Employee, respectively, for the same period as the deceased Key Employee or Non-Key Employee would have been so considered.

If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, any Account balance or Accrued Benefit of such individual shall not be taken into account.

(d)                                 “Determination Date” shall mean the last day of the immediately preceding Plan Year.

(e)                                  “Aggregation Group” shall mean a group of plans (including this Plan, if applicable) maintained by the Controlled Group.  Such group of plans shall be either a Required Aggregation Group or a Permissive Aggregation Group, which terms are defined, respectively, as follows:

(1)                                 a “Required Aggregation Group” includes each plan of the Controlled Group in which a Key Employee is a member, or which is combined with such a plan in order to meet the coverage and non-discrimination requirements of Code Sections 410 or 401(a)(4);

(2)                                 a “Permissive Aggregation Group” shall include plans comprising the Required Aggregation Group plus any other plans of the Controlled Group selected to be included in the Permissive Aggregation Group, provided that all such plans when aggregated continue to satisfy the requirements of Code Sections 410 and 401(a)(4).

13.3                        Special Rules.  For purposes of this Article only, the following special rules shall be applicable:

(a)                                 For purposes of determining the present value of the Accrued Benefit or Account balance of any Employee for purposes of this Article, the present value shall be increased by any distributions made to the Employee during the one (1)-year period (five (5)-year period for distributions made for reasons other than severance from employment, death, or disability) ending on the Determination Date.  This rule shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group.

(b)                                 In the case of any plan, the accrued benefit and/or the account balance of any individual under the plan shall not be taken into account if such individual has not performed any services for the Controlled Group at any time during the one (1)-year period ending on the Determination Date.

(c)                                  Standard Rollover Contributions and Pension Rollover Amounts initiated by an Employee shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any Aggregation Group which includes such employee is a Top Heavy Group).

(d)                                 Prior to the Effective Date, all defined benefit plans of the Controlled Group which might also be a Top Heavy Plan(s) in the same Plan Year were frozen and no new benefits were accrued thereunder.  As such, as of the Effective Date, Non-Key Employees under this Plan are not eligible for, and do not participate (for Top Heavy Plan purposes) in, a defined benefit plan of the Controlled Group which might also be a Top Heavy Plan in the same Plan Year under which they might receive the minimum Top Heavy benefit for such a defined benefit plan.

ARTICLE XIV- ADDITIONAL LIMITATIONS ON CONTRIBUTIONS

14.1                        In General.  It is the Employer’s intention to operate this Plan in accordance with the requirements of Code Sections 401(a), 401(k), 401(m), and, 402(g), all of which are applicable to qualified “cash or deferred” profit-sharing plans. Accordingly, any Excess Deferral Percentage, Excess Contribution Percentage, and Excess Contract Contribution Amount (all as defined in this Article) must be eliminated.  For purposes of satisfying the requirements in Code Sections 401(a), 401(k), 401(m), and, 402(g), and to the extent permitted under such Code sections, Participants who are represented by a collective bargaining agent (and their accrued benefits under the Plan) may be disaggregated, and be tested separately, from those Participants (and their accrued benefits under the Plan) who are not so represented.

14.2                        Definitions and Rules.  For purposes of this Article, the following special definitions and rules shall apply:

(a)                                 (1) “Actual Contribution Percentage” means, for a group of Employees, the average (to the nearest one-hundredth of one percent (.01%)) of the Actual Contribution Ratios (calculated separately to the nearest one-hundredth of one percent (.01%)) for each Employee who is eligible to have Contract Contributions made on his behalf and who is a member of the relevant group.

(2) The “Actual Contribution Ratio” for each Employee is determined by dividing (i) by (ii), where (i) is the total Matching Contributions made for the Plan Year on behalf of such Employee, and (ii) is such Employee’s Compensation for such Plan Year.  To the extent permitted under Code Section 401(m) or regulations and rulings issued thereunder, the Company may elect to aggregate an Employee’s Contract Contributions for the Plan Year with the contributions referred to in (i) above; provided, however, that only those Contract Contributions which (A) are not taken into account for purposes of determining whether an Excess Deferral Percentage exists and (B) otherwise satisfy the requirements of the regulations promulgated under Code Section 401(m), shall be taken into account.

(b)                                 (1) “Actual Deferral Percentage” means, for a group of Employees, the average (to the nearest one-hundredth of one percent (.01%)) of the Actual Deferral Ratios (calculated separately to the nearest one-hundredth of one percent (.01%)) for each Employee who is a member of the relevant group and eligible to have Contract Contributions made on his behalf.

(2) The “Actual Deferral Ratio” for each Employee is determined by dividing (i) by (ii), where (i) is the total Contract Contributions made for the Plan Year on behalf of such Employee (except for Contract Contributions, if any, taken into account when determining the Actual Contribution Percentage under subparagraph (a) hereof), and (ii) is such Employee’s Compensation for such Plan Year.

(c)                                  (1) “Excess Deferral Percentage” is the excess of: (i) the Actual Deferral Percentage for the group of eligible Highly Compensated Employees, over (ii) the Maximum Deferral Percentage for the group of eligible Highly Compensated Employees.

(2) The “Maximum Deferral Percentage” is the greater of: (i) the Actual Deferral Percentage for the group of eligible Non Highly Compensated Employees, multiplied by 1.25; and (ii) two hundred percent (200%) of the Actual Deferral Percentage for the group of eligible Non Highly Compensated Employees, but not more than such Actual Deferral Percentage plus two (2) percentage points.

(d)                                 (1) “Excess Contribution Percentage” is the excess of: (i) the Actual Contribution Percentage for the group of eligible Highly Compensated Employees, over (ii) the Maximum Contribution Percentage for the group of eligible Highly Compensated Employees.

(2)                                 The “Maximum Contribution Percentage” is the greater of: (i) the Actual Contribution Percentage for the group of eligible Non-Highly Compensated Employees, multiplied by 1.25; and (ii) two hundred percent (200%) of the Actual Contribution Percentage for the group of eligible Non-Highly Compensated Employees, but not more than such Actual Contribution Percentage plus two (2) percentage points.

(e)                                  “Compensation” shall have the meaning set forth in Article I, except that:

(1)                                 in any Plan Year in which the definition of Compensation in Article I does not constitute a safe harbor definition under Code Section 414(s) and the regulations thereunder, “Compensation” shall mean any safe harbor definition of compensation under Code Section 414(s) and the regulations thereunder, provided such definition is used consistently for such Plan Year.

(2)                                 “Compensation” for purposes of this Article shall include only amounts paid to an Employee while such Employee was eligible to participate in the Plan.  Any amounts paid prior to or subsequent to such period of eligibility shall not be considered.

(f)                                   “Excess Contract Contribution Amount” means, with respect to any Employee, (1) Contract Contributions made on the Employee’s behalf under this Plan, (2) elective deferrals (as defined in Treas. Reg. Section 1.402(g)-1(b)) made on such

Employee’s behalf under all other plans of the Controlled Group, and (3) elective deferrals made on such Employee’s behalf under the plans of any other employer, which together total more than the applicable dollar amount in effect under Code Section 402(g) for the taxable year of such Employee.

(g)                                  Aggregation Rules.  For purposes of this Article, if the Plan and any other plan which includes a cash or deferred arrangement are aggregated for purposes of Section 410(b) (other than for purposes of the average benefit percentage test), the cash or deferred arrangements in such plans shall be treated as one plan for purposes of calculating the Actual Deferral Percentage and the Actual Contribution Percentage.  If any Highly Compensated Employee who is a Participant in this Plan also participates in any other cash or deferred arrangement of the Controlled Group, for purposes of determining the Actual Deferral Ratio for such Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement.  Similarly, if any Highly Compensated Employee who is a Participant in this Plan also participates in another plan that provides for after-tax employee contributions and/or matching contributions by any Employer in the Controlled Group, then for purposes of determining the Actual Contribution Ratio for such Employee all such plans shall be treated as one plan.

14.3                        Actual Deferral Percentage Test.  For any Plan Year, the Actual Deferral Percentage for the group of eligible Highly Compensated Employees may not exceed the Maximum Deferral Percentage.

14.4                        Actual Contribution Percentage Test.  For any Plan Year, the Actual Contribution Percentage for the group of eligible Highly Compensated Employees may not exceed the Maximum Contribution Percentage.

14.5                        Order of Testing.  The tests set forth in this Plan shall be carried out in the following order:

(a)                                 Determination of the existence of an Excess Contract Contribution Amount.

(b)                                 Section 415 Test (see Section 4.6).

(c)                                  Actual Deferral Percentage Test.

(d)                                 Actual Contribution Percentage Test.

14.6                        Discretionary Remedial Procedure To Prevent Excess Contract Contribution Amounts, Excess Deferral Percentages or Excess Contribution Percentages.  If the Plan Manager at any time prior to the end of the Plan Year determines that the then current rate of Contract Contributions or Matching Contributions for Highly Compensated Employees will lead to an Excess Contract Contribution Amount, an Excess Deferral Percentage, or an Excess Contribution Percentage for the current Plan Year, then the Plan Manager, in its sole discretion and upon notice to each affected Participant, may:

(a)                                 unilaterally establish or reduce, on a prospective basis, the maximum amount of Contract Contributions, as a percentage of Compensation, which may be made by Participants in the group of Highly Compensated Employees (and thereby also reduce the level of Matching Contributions, if any); and

(b)                                 automatically amend the Enrollment Form of each affected Participant as of the date specified in such notice, without any further action on the part of such Participant or the Employer, to the extent necessary to conform the Enrollment Form to the new limitation determined by the Plan Manager.

14.7                        Year-End Correction of Excess Contract Contribution Amounts, Excess Contribution Percentages and Excess Deferral Percentages.  In the event that an

Excess Contract Contribution Amount exists with respect to any taxable year of an Employee, or in the event that Excess Contribution Percentages or Excess Deferral Percentages exist with respect to any Plan Year, such excess(es) shall be eliminated by the following method(s) and in the following order:

(a)                                 Elimination of Excess Contract Contribution Amounts.  In the event that a Participant who has an Excess Contract Contribution Amount for a taxable year, elects to have such excess corrected by a distribution from this Plan, and prior to the first March 1 following the close of such taxable year notifies the Plan of the amount of the excess to be distributed from this Plan, the amount of such excess shall be distributed to the Participant, along with any income or loss attributable to such excess (as calculated pursuant to subsection (d) below); provided, however, that a Participant is deemed to have notified the Plan of any Excess Contract Contribution Amounts which arise only by taking into account Contract Contributions and other elective deferrals made on behalf of the Participant pursuant to plans of the Controlled Group.  Such distribution shall be made on or before the first April 15 following the close of the taxable year in which the Excess Contract Contribution Amount was created.  Any excess that is distributed to a Highly Compensated Employee shall be considered when calculating the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for the Plan Year in which the excess arose, but shall not be considered for purposes of the Code Section 415 limitations set forth in Section 4.6.

Notwithstanding the foregoing, if a Participant who is eligible to make Catch-Up Contributions is determined to have made Excess Contract Contributions during such Plan Year, the portion of such excess that consists solely of such Participant’s Contract Contributions shall first be treated as Catch-Up Contributions, subject to the

Special Contribution Limit described in Section 4.3(e) and subject to Treas. Reg. Section 1.414(v)-1.  After such excess amount is treated as Catch-Up Contributions to the extent permissible, the elimination of any additional excess amount shall be made in accordance with the rules described in the preceding subsections.  If any Contract Contributions are treated as Catch-Up Contributions under this Section 14.7(a), such treatment shall be accompanied by a forfeiture of the corresponding Matching Contributions, if any.  In addition, any income or loss allocable to such excess that is treated as Catch-Up Contributions under this Section 14.7(a) shall be treated as income or loss attributable to such Catch-Up Contributions and shall not be subject to distribution under the provisions of the Plan set forth in the preceding paragraphs.

(b)                                 Elimination of Excess Deferral Percentages.  If an Excess Deferral Percentage exists for a particular Plan Year (after consideration of any adjustments made pursuant to subsection (a) above), such excess shall be eliminated under the following leveling process, under which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent required to: (1) completely eliminate the Excess Deferral Percentage, or (2) cause such Highly Compensated Employee’s Actual Deferral Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio, such process to be repeated until the Excess Deferral Percentage is eliminated.  After the leveling process described in the preceding sentence is performed, the total dollar amount of Contract Contributions reduced by such process (the “ADP Excess Amount”) is determined.  This ADP Excess Amount is then allocated to the Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest dollar amount of Contract Contributions which are then reduced to the extent required to: (1) completely eliminate the ADP Excess Amount, or (2) cause such Highly Compensated Employee’s Contract Contributions to equal the Contract Contributions of the Highly Compensated Employee with the next highest dollar amount of Contract Contributions.  This process will be repeated until the ADP Excess Amount is completely eliminated.

To the extent that there occurs a reduction in the Contract Contributions applicable to any Highly Compensated Employee by reason of this subsection (b), the salary reduction agreement contained in such Participant’s Enrollment Form shall be deemed to be effective only as to the amount which then and thereafter constitutes the adjusted Contract Contribution.

The elimination of Excess Deferral Percentages shall be made by distributing the excess amount to each affected Highly Compensated Employee by the end of the two and one-half (2½)-month period following the Plan Year in which the Excess Deferral Percentage was created.  Any such distribution must include the income or loss (if any) attributable to such excess, calculated as described in subsection (d) below, and must also include a forfeiture of any Matching Contributions (and any income thereon) which were made with respect to the amounts distributed.

Notwithstanding the foregoing, if an affected Highly Compensated Employee is eligible to make Catch-Up Contributions, the elimination of Excess Deferral Percentages may be made by recharacterizing the excess amount as a “Catch-Up Contribution” subject to the Special Contribution Limit described in Section 4.3(e) and in accordance with the Treas. Reg. Section 1.414(v)-1.  After such excess amount is treated as Catch-Up Contributions to the extent permissible, the elimination of any additional excess amount shall be made in accordance with the rules described in the preceding paragraphs.  If any Contract Contributions are treated as Catch-Up Contributions under this Section

14.7(b), such treatment shall be accompanied by a forfeiture of the corresponding Matching Contributions, if any.  In addition, any income or loss allocable to such excess that is treated as Catch-Up Contributions under this Section 14.7(b) shall be treated as income or loss attributable to such Catch-Up Contributions and shall not be subject to distribution under the provisions of the Plan set forth in the preceding paragraphs.

(c)                                  Elimination of Excess Contribution Percentages.  If an Excess Contribution Amount exists for a particular Plan Year (after consideration of any adjustments made pursuant to subsections (a) and (b) above), such excess shall be eliminated by a leveling process, under which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent required to (1) eliminate any Excess Contribution Percentage entirely, or (2) cause such Highly Compensated Employee’s Actual Contribution Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio, such process to be repeated until the Excess Contribution Percentage is eliminated.  After the leveling process described in the preceding sentence is performed, the total dollar amount of Matching Contributions (and, if applicable, Contract Contributions) reduced by such process (the “ACP Excess Amount”) is determined.  This ACP Excess Amount is then allocated to the Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest dollar amount of such contributions which are then reduced to the extent required to: (1) completely eliminate the ACP Excess Amount, or (2) cause such Highly Compensated Employee’s Matching Contributions (and, if applicable, Contract Contributions) to equal the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions.  This process will be repeated until the ACP Excess Amount is completely eliminated.

The elimination of Excess Contribution Percentages shall be made by distributing the excess amount to each affected Highly Compensated Employee by the end of the two and one-half (2½)-month period following the Plan Year in which the Excess Contribution Percentage was created, or by forfeiting during such time period any such portion of the excess amount which is not vested.  Any such distribution or forfeiture must include the income or loss (if any) attributable to such excess, calculated as described in subsection (d) below.

(d)                                 Calculation of Income Allocable to Excess Contract Contribution Amounts, Excess Deferral Percentages and Excess Contribution Percentages. The income allocable to Excess Contract Contribution Amounts, Excess Deferral Percentages, and Excess Contribution Percentages shall be equal to the income actually allocated to such excess(es) up until the date that the excess(es) are distributed.

ARTICLE XV- ADJUSTMENT UPON THE OCCURRENCE OF A CHANGE OF
CONTROL EVENT

15.1                        Provision Effective Upon a Change of Control.  Notwithstanding anything herein to the contrary, upon the occurrence of a Change of Control as defined below, each Participant shall become fully vested in any Matching Contributions (and related earnings) and any Retirement Contributions (and related earnings) allocated to his Account.

15.2                        Definition of a “Change of Control”.  For the purposes of this Article, the term “Change of Control” shall mean any of the following events:

(a)                                 The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Company common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition;

(b)                                 The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that the following shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, and (ii) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds of the Continuing Directors (as defined below) then in office;

(c)                                  The Company’s termination of its business and liquidation of its assets;

(d)                                 There is consummated a merger, consolidation, reorganization, share exchange, or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction: (i) all or substantially all of the persons who were the beneficial owners of the outstanding common stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the common stock and other voting securities of the Company immediately prior to the consummation of the transaction, (ii) no person

(other than (A) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company, or (B) any person or group that satisfied the requirements of subsection (b)(ii) above) beneficially owns, directly or indirectly, twenty percent (20%) or more of the outstanding shares of common stock or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction, and (iii) individuals who were members of the Company’s Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause, (i) above is satisfied in connection with the transaction, such Parent Company); or

(e)                                  The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reasons to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the entire Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved.  The 2008 reorganization undertaken by the Company and its Controlled Group has been determined not to be, and for purposes of the Plan shall not be, a Change of Control, within the meaning of this Section.

ARTICLE XVI- EMPLOYEE STOCK OWNERSHIP PLAN

16.1                        Establishment of ESOP.  An ESOP that is intended to meet the requirements of Code Sections 409 and 4975(e)(7) has been established as a component of the Plan.  Such component of the Plan is designed to invest, and as provided heretofore in the Plan with respect to Company Stock, shall be invested, primarily in Company Stock and consists of the ESOP Accounts of all Participants.  This component of the Plan is segregated as a stock bonus plan as defined in Treas. Reg. Section 1.401-1(b)(1)(iii).

If any other provision of the Plan is contrary to this Article, any other provision of the Plan is inconsistent with the treatment of the portion of the Plan so designated as an ESOP, or to the extent that the implementation of any such other provision of the Plan would violate or otherwise limit the effect of this Article, then in all events this Article shall control and take precedence over such other provision of the Plan.  Without limiting the preceding sentence, this Article expressly supersedes Article VII and Section 9.10, insofar as they pertain to the treatment of the portion of the Plan so designated as an ESOP.  Moreover, this Article shall control over any other Plan provision that is or may be inconsistent with the distribution or reinvestment of dividends on Company Stock at the election of Participants in accordance with Section 16.8 hereof and Code Section 404(k).

16.2                        Definitions.  For purposes of the Plan, the following terms shall have the following meanings:

(a)                                 “ESOP” means the portion of the Plan represented by the aggregate of each Participant’s ESOP Account, which is described in this Article and which is intended to be a stock bonus plan, as defined in Treas. Reg. Section

1.401-1(b)(1)(iii), and an employee stock ownership plan, satisfying the requirements of Code Section 4975(e)(7).

(b)                                 “ESOP Account” means the account maintained on behalf of a Participant which shall include the sum of the balances in the various subaccounts maintained on behalf of such Participant that reflect shares of Company Stock, and cash, if any, allocated to such Participant under the ESOP in accordance with Section 16.3.

(c)                                  “ESOP Contributions” means discretionary contributions made by the Company pursuant to Section 16.5.

(d)                                 “Non-ESOP Account” means the aggregate current market value of the various subaccounts maintained on behalf of a Participant other than the amounts that are transferred to the Participant’s ESOP Account under Section 16.3.

16.3                        ESOP Account.  The Plan Manager shall establish an ESOP Account, and any appropriate subaccounts, in the name of each Participant and shall thereafter maintain a record thereof.

(a)                                 Any Contract Contributions, Matching Contributions, Retirement Contributions and Catch-Up Contributions for a Participant which are invested in Company Stock shall be deposited initially in the Contract Contribution Account, Matching Contribution Account, Retirement Contribution Account and Catch-Up Contribution Account, respectively, for such Participant and shall immediately thereafter be transferred to the Participant’s ESOP Account and the appropriate subaccounts thereunder.

(b)                                 The ESOP Account of each Participant shall be credited and debited periodically during each Plan Year in which the ESOP is maintained with as applicable: any stock and cash dividends paid on the shares of Company Stock then allocated to the Participant’s ESOP Account; any additions in the number of shares of Company Stock held for such Participant in the Plan due to a stock split issued with respect to such Company Stock; any additions in the number of shares of Company Stock held for such Participant in the Plan due to the allocation of ESOP Contributions in accordance with Section 16.5; and any additions or reductions in the number of shares of Company Stock held for such Participant in the Plan due to the reallocation of the investment of the Participant’s Non-ESOP Account and ESOP Account in accordance with Sections 5.1, 5.3, and 16.6.  All Company Stock purchased pursuant to a reallocation of the investment of a Participant’s Non-ESOP Account shall be directly credited to the Participant’s ESOP Account, notwithstanding subsection (a).  In the event that a Participant elects a partial liquidation of Company Stock pursuant to Section 5.3, Company Stock shall be liquidated pro-rata from the Participant’s Non-ESOP Account and ESOP Account.

16.4                        Nondiscrimination Test.  For purposes of applying Article XIV for any Plan Year in which (1) the ESOP is maintained, and (2) the requirements of Code Sections 401(k)(12) and 401(m)(11) are not satisfied, a single Actual Deferral Percentage and Actual Contribution Percentage will be calculated for the group of Employees who are Highly Compensated Employees and a single Actual Deferral Percentage and Actual Contribution Percentage will be calculated for the group of all other Employees for a Plan Year (notwithstanding the ESOP and the disaggregation rules of Treas. Reg. Sections 1.401(k)-1(g)(11) and 1.401(b)-7(c)(2)), by reason of the fact that, notwithstanding the ESOP, all Contract Contributions made in such Plan Year are initially allocated to the Participant’s Non-ESOP Account in such Plan Year (including any Contract Contributions that are invested in Company Stock), and all Matching Contributions made in such Plan

Year are initially allocated to the Participant’s Non-ESOP Account in such Plan Year (including any Matching Contributions that are invested in Company Stock). Notwithstanding anything herein to the contrary, the portion of the Plan described under this Article XVI may be aggregated with any other portion of the Plan for purposes of determining a Participant’s Actual Deferral Ratio and Actual Contribution Ratio.

16.5                        ESOP Contributions.  The Company, at its discretion, may make ESOP Contributions from time to time in such amounts as are determined by the Company.  All ESOP Contributions shall be made in Company Stock. ESOP  Contributions for a Plan Year shall be allocated among active Participants for the Plan Year.  The amount allocated to each active Participant shall be determined by multiplying each active Participant’s Compensation for such Plan Year by a fraction, the numerator of which is the ESOP Contribution for such Plan Year, and the denominator of which is the total Compensation of all active Participants for such Plan Year.  ESOP Contributions shall be allocated to the ESOP Accounts of Participants, and shall be treated as Employer Contributions for purposes of distributions and withdrawals from the Plan.  The ESOP Account of a Participant shall be invested in Company Stock, subject to the diversification rules provided in Section 16.13.

16.6                        Investment Directions.  Notwithstanding the source of investment in a Participant’s ESOP Account, the Participant shall retain a right to direct investments of such ESOP Account, subject to the provisions of Sections 5.1 and 5.3.

16.7                        Vesting.  The vesting requirements applicable under Article VIII shall apply to the contributions allocated to a Participant’s ESOP Account.  Any ESOP Contributions made directly to the ESOP pursuant to Section 16.5 shall vest in accordance with the requirements applicable to Matching Contributions set forth in Section 8.2.

16.8                        Payment of Dividends.  Any cash dividends paid with respect to Company Stock in the ESOP as of the record date shall be paid, if the Plan Manager determines that it is administratively feasible, to a Participant (or his Beneficiary) who properly elects to receive such payment of dividends.  Unless otherwise required under Section 9.11, a Participant (or his Beneficiary) who is eligible to elect to receive a payment of cash dividends with respect to Company Stock in the ESOP, but who refuses or fails to so elect, shall be deemed to have elected to have such cash dividends credited to the Participant’s ESOP Account and reinvested in Company Stock.  If a process for payment of cash dividends is not administratively feasible, all cash dividends shall be reinvested in Company Stock.  Dividends paid to a Participant (or his Beneficiary) in accordance with the election for cash dividends shall be paid, in a manner and in accordance with Plan procedures established by the Plan Manager, (i) in cash directly to the Participant (or his Beneficiary), promptly upon receipt of such election by the Plan, or (ii) credited, on a fully-vested (100%) basis consistent with Section 8.3, to the Participant’s ESOP Account and subsequently distributed to the Participant (or his Beneficiary) in cash no later than ninety (90) days after the close of the Plan Year in which the dividends are paid to the Plan.

For purposes of this Section 16.8, “Participant” includes an Inactive Participant.

This Section 16.8 is intended to comply with Code Section 404(k), and shall be interpreted and construed accordingly.

16.9                        Voting and Tender of ESOP Stock.  Each Participant shall be entitled to direct the Trustee, in accordance with Article VI, as to the exercise of any and all voting rights attributable to Company Stock then allocated to the Participant’s ESOP Account.

16.10                 Right to Receive a Distribution of Stock.  The distribution of a Participant’s ESOP Account will be made in accordance with Section 9.7.  At the Participant’s election, such distribution will be made in whole shares of Company Stock (with the value of any fractional share of Company Stock paid in cash), cash, or a combination of both in accordance with Section 9.8; provided, however, that the Plan Manager shall notify the Participant of the right to demand distribution of the Participant’s ESOP Account entirely in whole shares of Company Stock (with the value of any fractional share of Company Stock paid in cash).

16.11                 Commencement of Distributions.  If a Participant or Beneficiary elects, distribution of the balance of a Participant’s ESOP Account will be made or will commence not later than one (1) year after the close of the Plan Year:

(a)                                 in which the Participant separates from service by reason of the attainment of Normal Retirement Age, Total and Permanent Disability, or death; or

(b)                                 which is the fifth (5th) Plan Year following the Plan Year in which the Participant otherwise separates from service for any other reason, unless the Participant is reemployed by the Company before distribution is required to begin under this clause.

16.12                 Share Legend.  Shares of Company Stock in the ESOP held or distributed by the Trustee may include such legended restrictions on transferability as the

Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

16.13                 Diversification.  In accordance with Section 5.3, each Participant, including a Participant who has attained age fifty-five (55) and has at least ten (10) years of participation in the Plan (including years of participation in the S&P Plan), is able to direct the investment of his entire ESOP Account in one (1) or more of the funds or options established under the Plan.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan on this 17th day of November, 2015.

ATTEST		EQT CORPORATION

By:	/s/ Kimberly L. Sachse	By:	/s/ Charlene Petrelli
	Kimberly L. Sachse		Charlene Petrelli
	Assistant Corporate Secretary		Vice President & Chief Human Resources Officer

APPENDIX A

Relevant Prior History and Background

1.                                      Post — 1995 Amendments and Transactions Affecting the EQT Corporation Employee Savings Plan Prior to its Merger with the EQT Corporation Savings and Protection Plan

The Company amended and restated the Plan effective as of November 1, 1996 to incorporate the relevant provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and other relevant federal legislation, the issuance of federal regulations, certain court decisions, and other changes to the Plan.

Effective as of October 21, 1997, the Union Drilling division was sold to an unrelated purchaser, whereby all Union Drilling employees terminated employment with the Company and became employees of the unrelated purchaser and, effective as of December 31, 1997, the Union Drilling Plan was merged with and into the Plan’s Accounts (the “Union Drilling Accounts”).  The Union Drilling Accounts were established for all participants covered under the Union Drilling Plan, and all Union Drilling employees became 100 percent vested in their Union Drilling Accounts.  By October 1999, all Union Drilling Accounts were paid out pursuant to the terms of the Union Drilling Plan provisions preserved in the Plan.

The Company again amended and restated the Plan effective as of May 16, 2000 to incorporate changes required by applicable law, including the relevant provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, to reflect the delegation of fiduciary responsibilities under the Plan, and to make other changes to the Plan.

The Company again amended and restated the Plan effective as of December 30, 2010 to incorporate changes required by applicable law, including the relevant provisions of the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”), the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”) and subsequent legislation; to reflect other amendments made to the Plan subsequent to the May 16, 2000 amendment and restatement; to reflect the Company’s 2008 reorganization of its business operations; and to reflect a change in the Company’s name to EQT Corporation (without a change or transfer of sponsorship of the Plan) with a corresponding change in the name of the Plan to the EQT Corporation Employee Savings Plan.

Subsequent to the December 30, 2010 amendment and restatement of the Plan, the Company amended the Plan effective as of January 1, 2009 to recite how certain required minimum distributions (“RMDs”) for the 2009 calendar year were administered due to changes in the law under WRERA.

The Company again amended the Plan effective as of January 1, 2011, in part, and as of January 1, 2012, in part, to reflect particular administrative and operational changes that had been identified.

The Company further amended the Plan effective as of January 1, 2012 to provide for a year-end true-up of Matching Contributions for eligible Participants.

2.                                      Amendments and Transactions Affecting the EQT Corporation Savings and Protection Plan

The Company also established the S&P Plan, effective as of September 1, 1987, to cover certain union employees of the Company (and any affiliated entities which participate in the S&P Plan) who are covered by a collective bargaining agreement.  The S&P Plan was intended to constitute a qualified plan under Sections 401(a) and 401(k) of the Code, and the trust which formed a part thereof was intended to be tax exempt under Code Section 501(a) and was intended to constitute the sole source of benefits for the S&P Plan participants and their beneficiaries.  A favorable determination letter was received from the Internal Revenue Service with respect to the S&P Plan as originally adopted and, most recently, as of August 13, 2011.

The Company amended and restated the S&P Plan effective as of November 1, 1996 to incorporate the relevant provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and other relevant federal legislation, the issuance of federal regulations, certain court decisions, and other changes to the S&P Plan.

The Company again amended and restated the S&P Plan effective as of May 16, 2000 to incorporate changes required by applicable law, including the relevant provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, to reflect the delegation of fiduciary responsibilities under the S&P Plan, and to make other changes to the S&P Plan.

The Company again amended and restated the S&P Plan effective as of January 1, 2010 to incorporate changes required by applicable law, including the relevant provisions of the Pension Protection Act of 2006, the HEART Act, WRERA and subsequent legislation; to reflect other amendments made to the S&P Plan subsequent to the May 16, 2000 restatement; to reflect the Company’s 2008 reorganization of its business operations; and to reflect a change in the Company’s name, effective February 9, 2009, to EQT Corporation (without a change or transfer of sponsorship of the S&P Plan) with a corresponding change in the name of the S&P Plan to the EQT Corporation Savings and Protection Plan.

Subsequent to the January 1, 2010 amendment and restatement of the S&P Plan, the Company amended the S&P Plan effective as of January 1, 2009 to recite how certain required RMDs for the 2009 Plan Year (as defined in the S&P Plan) were administered due to changes in the law under WRERA.

The Company again amended the S&P Plan effective as of January 1, 2011, in part, and as of January 1, 2012, in part, to reflect particular administrative and operational changes that had been identified; and

The Company again amended the S&P Plan effective January 1, 2012, to reduce the threshold dollar amount for automatic payouts to beneficiaries of death benefits from a five thousand dollar ($5,000) limit to a one thousand dollar ($1,000) limit; to allow all participants who terminate employment on or after January 1, 2012 (including those who terminate for reasons other than retirement or Total and Permanent Disability) to elect to receive their distributions of benefits in the form of either a lump sum or annual installment payments; to clarify how rollover contributions should be treated in determining whether the one thousand dollar ($1,000) threshold is met for distributing vested benefits without participant consent; and to state that certain annuity distribution payment options will no longer be available or offered on and after July 1, 2012.

The Company further amended the S&P Plan effective as of January 1, 2012 to provide for a year-end true-up of Matching Contributions for eligible Participants.

3.                                      Merger of the EQT Corporation Employee Savings Plan and the EQT Corporation Savings and Protection Plan

The Company amended and restated the Plan effective as of January 1, 2013 to merge the S&P Plan with and into the Plan; to preserve certain protected benefits, rights and features under the S&P Plan; to clarify certain provisions regarding benefits under the Plan during periods of disability and military service; and to eliminate from the Plan all references to the Union Drilling Pension Plan and the Union Drilling Accounts (each as defined in Section 1 of this Appendix A).

In conjunction with the merger of the S&P Plan with and into the Plan, effective January 1, 2013, all of the following occurred: participants of the S&P Plan became Participants of this Plan; all participant elections made under the S&P Plan continued to apply to Participants of this Plan (to the extent applicable); all participant accounts under the S&P Plan (including any outstanding loan balances) were transferred to this Plan; such transfers of participant accounts from the S&P Plan to this Plan were made in the form of plan-to-plan transfers and were not made as distributions to any participant; all assets and liabilities of the S&P Plan became assets and liabilities of this Plan; the respective trusts of the Plan and the S&P Plan were merged to reflect the fact that the assets of the S&P Plan were transferred and merged with and into the Plan; and the ESOP feature of the Plan became available to participants of the S&P Plan and all participant investments in shares of the Company’s stock made under the S&P Plan became invested in the ESOP as a result of the merger of the S&P Plan with and into the Plan.

In addition, the Plan as amended and restated effective as of January 1, 2013 was intended to apply only to employees whose employment terminated on or after January 1, 2013, and the rights of employees whose employment terminated before that date continued to be determined under the terms and conditions of the Plan or the S&P Plan as in effect at the time of such termination, unless expressly provided under the terms of the Plan.

4.                                      Amendments and Transactions Affecting the EQT Corporation Employee Savings Plan Following the Merger with the EQT Corporation Savings and Protection Plan

Subsequent to the January 1, 2013 amendment and restatement of the Plan, the Company amended the Plan, (i) effective as of January 1, 2013, to provide for the effect of reemployment prior to the completion of the administrative process for making a distribution to a terminated employee; (ii) effective June 1, 2013, to provide for changes with respect to the definition of compensation during qualified military service (as defined in Code Section 414(u)(5)); (iii) effective as of October 1, 2013, to recognize same-sex marriage and to provide for the allocation of participant revenue credits to certain participants in the Plan; (iv) effective on and after the closing date of the transaction contemplated by that certain Master Purchase Agreement, dated December 19, 2012, by and among PNG Companies LLC, the Company and Distribution Holdco, LLC, as amended from time to time, to provide that a Severance from Service Date shall be deemed to have occurred on such closing date with respect to any individual who is employed by either of Equitable Gas Company, LLC or Equitable Homeworks, LLC on such closing date, and to allow for other accommodations for such transaction; and (v) effective as of January 1, 2014, to provide for automatic enrollment in the Plan of new and rehired eligible employees, and accelerated repayment of loans made for the purpose of purchasing or constructing a primary residence under certain circumstances when the proceeds are not used timely for such purpose.

The Company again amended the Plan, (i) effective as of June 26, 2013, to change the effective date of the recognition of same-sex marriage from October 1, 2013 to June 26, 2013; (ii) effective as of January 1, 2014, to provide for the effect of a stock split with respect to Company Stock held for a participant under the Plan; (iii) effective as of June 19, 2014, to provide eligible employees who were formerly employed by Range Texas Production, LLC or its affiliates with vesting credit under the Plan to be based on such employees’ original dates of hire with Range Texas Production, LLC or its affiliates; and (iv) effective as of June 25, 2014, to provide for a stated level of discretion of the BIC under the Plan to modify, remove, eliminate or restrict Company Stock as an investment option under the Plan, if the BIC determines, based on available facts and circumstances, that such action is prudent and necessary in the exercise of the BIC’s specified responsibilities with respect to the Plan.

The Company again amended the Plan, effective as of January 1, 2015 to (i) clarify that revocations of beneficiary designations must be made in writing, in the same manner as beneficiary designations are made; (ii) to provide for the forfeiture of benefits that cannot be distributed due to the inability to locate a Participant, Beneficiary or alternate payee or the failure of a Participant, Beneficiary or alternate payee to comply with the Plan’s administrative requirements for a distribution of benefits, subject to the right of restoration with respect to such forfeited benefits; and (iii) to correct an effective date recited in a prior amendment to Section 1.43 (made by the Second Amendment to the Plan) to align with the actual closing date of the transaction with Range Texas Production, LLC.

5.                                      Section 1.40 — Transferred Assets from Other Tax-Qualified Retirement Plans.

For purposes of Section 1.40, each of the following tax-qualified retirement plans transferred assets to the Plan in various separate transactions involving discreet groups of individuals:

•                                          the Carnegie Plan;

•                                          the Equitable Resources, Inc. Defined Benefit Plan for Non-Utility Salaried Employees;

•                                          the Equitable Resources, Inc. Retirement Plan for KWVG Employees;

•                                          the Equitable Resources, Inc. Retirement Plan for Non-Represented Utility Employees;

•                                          the Equitable Resources, Inc. Retirement Plan for Represented Employees;

•                                          the Equitable Resources, Inc. Pension Plan;

•                                          the Equitable Resources, Inc. Hydrocarbon Spin-Off Plan;

•                                          the Equitable Resources, Inc. USW 5-00843 Spin-Off Plan; and

•                                          the Equitable Resources, Inc. 2008 Spin-Off Plan

EQT CORPORATION

EMPLOYEE SAVINGS PLAN

(As Amended and Restated January 1, 2015)

Exhibit 5.3

There currently is no change to the default investment option specified in Section 5.3(f) of the Plan.